Execution Copy

Exhibit 10.3(A)

BANK OF AMERICA, NATIONAL ASSOCIATION

Purchaser

and

AMERICAN HOME MORTGAGE CORP.

Company

and

AMERICAN HOME MORTGAGE SERVICING, INC.

Servicer

MASTER BULK SALE AND SERVICING AGREEMENT

Dated as of June 1, 2007

Adjustable and Fixed-Rate Mortgage Loans

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	1
ARTICLE II AGREEMENT TO PURCHASE; CONVEYANCE OF MORTGAGE LOANS; PURCHASE PRICE; POSSESSION OF MORTGAGE FILES; MAINTENANCE OF SERVICING FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS; CLOSING CONDITIONS	15
Section 2.01. Agreement to Purchase; Conveyance of Mortgage Loans; Purchase Price; Possession of Mortgage Files; Maintenance of Servicing Files.	16
Section 2.02. Books and Records; Transfers of Mortgage Loans.	17
Section 2.03. Custodial Agreement; Delivery of Documents.	18
Section 2.04. Quality Control Procedures.	20
Section 2.05. Closing Conditions.	20
Section 2.06. Costs.	22

ARTICLE III REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH	22
Section 3.01. Company Representations, Warranties and Covenants Regarding the Company.	22
Section 3.02. Representations, Warranties and Covenants Regarding Individual Mortgage Loans.	22
Section 3.03. Repurchase and other Remedies.	22
Section 3.04. Payment Default; Exercise of Rescission Right.	24
Section 3.05. Premium Recapture.	24
Section 3.06. Review of Mortgage Loans.	24

ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS	25
Section 4.01. Servicer.	25
Section 4.02. Liquidation of Mortgage Loans.	26
Section 4.03. Collection of Mortgage Loan Payments.	27
Section 4.04. Establishment of and Deposits to Custodial Account.	27
Section 4.05. Permitted Withdrawals From Custodial Account.	29
Section 4.06. Establishment of and Deposits to Escrow Account.	30
Section 4.07. Permitted Withdrawals From Escrow Account.	31
Section 4.08. Payment of Taxes, Insurance and Other Charges.	31
Section 4.09. Transfer of Accounts.	32
Section 4.10. Maintenance of Hazard Insurance.	32
Section 4.11. Maintenance of Mortgage Impairment Insurance.	34
Section 4.12. Maintenance of Fidelity Bond and Errors and Omissions Insurance.	34
Section 4.13. Inspections.	35
Section 4.14. Restoration of Mortgaged Property.	35
Section 4.15. Maintenance of PMI Policy; Claims.	35
Section 4.16. Title, Management and Disposition of REO Property.	36
Section 4.17. Real Estate Owned Reports.	37

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Section 12.06. Successors and Assigns; Assignment of Agreement.	53
Section 12.07. Solicitation of Mortgagor.	53
Section 12.08. Further Agreements.	53
Section 12.09. Confidential Information.	53
Section 12.10. Information Security and Privacy.	53
Section 12.11. Counterparts.	53
Section 12.12. Exhibits.	53
Section 12.13. General Interpretive Principles.	53
Section 12.14. Reproduction of Documents.	53
Section 12.15. Trade Confirmation.	53

EXHIBITS

Exhibit A	Contents of Each Mortgage File
Exhibit B	Data Fields on Mortgage Loan Schedule
Exhibit C	Form of Trade Confirmation
Exhibit D	Form of Memorandum of Sale
Exhibit E	Form of Assignment, Assumption and Recognition Agreement
Exhibit F	Underwriting Guidelines
Exhibit G	Form of Opinion of Counsel
Exhibit H	Representations, Warranties and Covenants Regarding the Company
Exhibit I	Representations, Warranties and Covenants Regarding Individual Mortgage Loans
Exhibit J	Reconstitutions of Mortgage Loans and Compliance with Regulation AB
Exhibit K	Loan Level Format for Tape Input
Exhibit L	Reporting Data for Defaulted Loans
Exhibit M	Calculation of Realized Loss/Gain Form

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MASTER BULK SALE AND SERVICING AGREEMENT

This is a Master Bulk Sale and Servicing Agreement (the “Agreement”) for adjustable and fixed rate residential first and second lien mortgage loans, dated and effective as of June 1, 2007, and is executed by and among Bank of America, National Association, as purchaser (the “Purchaser”), American Home Mortgage Corp., as seller (the “Company”) and American Home Mortgage Servicing, Inc., as servicer (the “Servicer”).

W I T N E S S E T H

WHEREAS, the Purchaser has agreed to purchase from time to time from the Company and the Company has agreed to sell from time to time to the Purchaser first and second lien adjustable and fixed rate mortgage loans; and

WHEREAS, the Mortgage Loans will be sold by the Company and purchased by the Purchaser as pools or groups of whole loans, servicing retained (each, a “Mortgage Loan Package”) on the various Closing Dates as provided herein or in the related Trade Confirmation; and

WHEREAS, each of the Mortgage Loans as of the related Closing Date will be secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule for the related Mortgage Loan Package, which will be annexed to a Memorandum of Sale (defined herein) on the related Closing Date; and

WHEREAS, the Purchaser, the Company and the Servicer wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser, the Company and the Servicer agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: Procedures (including collection procedures) that comply with Applicable Laws and that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with the Fannie Mae Guides and the accepted mortgage servicing practices of prudent mortgage servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan:  A Mortgage Loan that contains a provision pursuant to which the Mortgage Interest Rate is adjusted periodically.

Adjustment Date:  As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Affiliate:  With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person.

Agreement:  This Master Bulk Sale and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA:  The American Land Title Association or any successor thereto.

Applicable Laws:  All legal and regulatory requirements (including statues, rules, regulations and ordinances) of federal, state and local governmental agencies, boards, commissions, instrumentalities or other governmental bodies to which any Mortgage Loan or any previous or current party (including the servicer) to any Mortgage Loan is subject.

Appraisal:  Either (i) written appraisal of a Mortgaged Property made by a Qualified Appraiser, which appraisal must be written, in form and substance to Fannie Mae and Freddie Mac standards, and satisfy the requirements of Title XI of the Financial Institution, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, in effect as of the date of the appraisal or (ii) to the extent reflected on the Mortgage Loan Schedule, another form of valuation of the Mortgaged Property permitted under the related Underwriting Guidelines.

Appraised Value:  With respect to any Mortgaged Property, the lesser of (i) the value set forth on the Appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the Appraisal made in connection with the origination of such Mortgage Loan.

Assignment, Assumption and Recognition Agreement:  The agreement substantially in the form of Exhibit E attached hereto.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Balloon Mortgage Loan:  Any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date.

BPO: A broker’s price opinion with respect to a Mortgaged Property.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the State of New York or the State of Texas are authorized or obligated by law or executive order to be closed.

Buydown Agreement:  An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds:  In respect of any Buydown Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Loan:  Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Closing Date:  With respect to a Mortgage Loan Package, the date or dates, set forth in the related Memorandum of Sale, on which the Purchaser will purchase and the Company will sell the Mortgage Loans identified therein.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The United States Securities and Exchange Commission.

Company:  American Home Mortgage Corp., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Company Employees:  As defined in Section 4.03.

Company Information:  As defined in Section 8.05.

Conventional Mortgage Loan:  Any Mortgage Loan that is not a FHA Mortgage Loan or VA Mortgage Loan.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents:  With respect to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement (or a copy thereof certified by an authorized officer of the related Cooperative Corporation) and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) the Company’s executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain of title from the mortgagee to the Company with evidence of recording thereon (or in a form suitable for recordation).

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

Cooperative Unit:  A single family dwelling located in a Cooperative Property.

Credit Score:  The credit score of the Mortgagor provided by an organization providing credit scores at the time of the origination of a Mortgage Loan as reflected on the related Mortgage Loan Schedule and determined in accordance with the related Underwriting Guidelines.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement:  The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian:  The custodian under the Custodial Agreement, which shall initially be US Bank National Association, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: With respect to each Mortgage Loan, as specified in the related Memorandum of Sale, either the first day of the month of the related Closing Date or such other date specified in the related Trade Confirmation.

Delivery Requirements:  As defined in Section 5.01.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date:  With respect to any Remittance Date, the fifteenth day of each calendar month (or if such fifteenth day is not a Business Day, the immediately preceding Business Day).

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related Mortgage Note.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Servicer or an Affiliate of the Servicer for the benefit of the Servicer pursuant to Section 4.12.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Fannie Mae:  Federal National Mortgage Association (FNMA), or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHA:  The Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA regulations.

FHA Mortgage Loan:  A Mortgage Loan that has a MIC issued by HUD/FHA.

Fidelity Bond:  A fidelity bond to be maintained by the Servicer or an Affiliate of the Servicer for the benefit of the Servicer pursuant to Section 4.12.

First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

First Remittance Date:  [MONTH AFTER CLOSING] 18, 2007.

Flood Zone Service Contract:  A transferable contract maintained for the Mortgaged Property with a flood zone service provider acceptable to the Purchaser for the purpose of obtaining the current flood zone relating to such Mortgaged Property.

Freddie Mac:  Federal Home Loan Mortgage Corporation (FHLMC), or any successor thereto.

Freddie Mac Guide:  The Freddie Mac Single-Family Seller/Servicer Guide and all amendments or additions thereto.

GAAP:  Generally accepted accounting principles, consistently applied.

Gross Margin:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

HUD:  The United States Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance.  The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index:  With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest therein.

Insurance Proceeds:  Proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including proceeds of any PMI Policy, if applicable.

Interest-Only Adjustment Date:  With respect to each Interest-Only Mortgage Loan, the date specified in the related Mortgage Note on which the Monthly Payment will be adjusted to include principal as well as interest.

Interest-Only Mortgage Loan:  A Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.

Interim Funder:  With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

Investor:  With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Late Collections:  With respect to any Mortgage Loan, all amounts received with respect to such Mortgage Loan, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise, which represent late payments or collections of Monthly Payments not previously recovered.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

LGC:  A Loan Guaranty Certificate issued by the VA as a guarantee that the federal government will repay to the lender a specified percentage of the loan balance in the event of the borrower’s default.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of (i) the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) plus, in the case of Second Lien Mortgage Loans, the amount of any related First Lien as of the date of origination of the Mortgage Loan to (ii) the Appraised Value of the Mortgaged Property.

LPMI Fee Rate:  With respect to each Mortgage Loan which has an LPMI Policy, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

LPMI Policy:  A policy of primary mortgage guaranty insurance issued by an insurer acceptable under the Underwriting Guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located, pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the related borrower in an amount as is set forth in the related Mortgage Loan Schedule.

Market Change Event:  (a) A suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (b) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (c) in the judgment of the Purchaser makes it impracticable or inadvisable to proceed with the transactions as contemplated in this Agreement on the terms and in the manner contemplated in this Agreement.

Master Servicer:  With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Material Adverse Change:  With respect to any Person, (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of such Person; (b) a material impairment of the ability of such Person to perform under this Agreement or any related agreements; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of such Person (unless such material adverse effect is directly caused by an action of the Purchaser which can be remedied by the Purchaser).

Memorandum of Sale:  With respect to each Mortgage Loan and Mortgage Loan Package, the memorandum of sale, substantially in the form of Exhibit D attached hereto, confirming the sale by the Company and the purchase by the Purchaser of the Mortgage Loan Package on the related Closing Date.

MERS:  MERSCORP, Inc., its successors and assigns.

MERS Designated Mortgage Loan:  A Mortgage Loan for which (a) the Company has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Company, in accordance with MERS Procedure Manual and (b) the Company has designated or will designate the Purchaser or its designee as the Investor on the MERS System.

MERS Procedures Manual:  Collectively, the policies and procedures manuals published by MERS, including without limitation, the MERS Procedures Manual and the MERS Quality Assurance Procedures Manual, in each case, as it may be amended, supplemented or otherwise modified from time to time and as available from the MERS website.

MERS Report:  The report from the MERS System listing MERS Designated Mortgage Loans and other information.

MERS System:  MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

MIC:  A Mortgage Insurance Certificate issued by HUD/FHA as evidence that a mortgage has been insured and that a contract of mortgage insurance exists between HUD/FHA and the lender.

MIN:  The Mortgage Identification Number for any MERS Designated Mortgage Loan.

MOM Mortgage Loan:  A Mortgage Loan that was registered on the MERS® System at the time of origination thereof and for which MERS appears as the record mortgagee or beneficiary on the related Mortgage.

Monthly Advance:  The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment:  With respect to any Mortgage Loan (other than an Option ARM Mortgage Loan), the scheduled monthly payment of principal and/or interest on a Mortgage Loan.  With respect to any Option ARM Mortgage Loan, the payment of interest and/or principal elected to be paid by a Mortgagor pursuant to the payment options under the related Mortgage Note on each Due Date which payment may change on any Due Date as provided in the related Mortgage Note.

Mortgage:  With respect to any Mortgage Loan that is not a Cooperative Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on the Mortgaged Property securing the Mortgage Note and, with respect to a Cooperative Loan, the related Security Agreement.

Mortgage File:  The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

Mortgage Loan:  Each Mortgage Loan originally sold and subject to this Agreement and identified on the Mortgage Loan Schedule annexed to the related Memorandum of Sale, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, liquidation proceeds, condemnation proceeds, insurance proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The documents referred to in Exhibit A as items 1 through 11.

Mortgage Loan Package:  The pool or group of whole loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related Memorandum of Sale.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate and any LPMI Fee Rate, if applicable.

Mortgage Loan Schedule:  With respect to each Mortgage Loan Package, the schedule of Mortgage Loans annexed to the related Memorandum of Sale (and delivered in electronic format to the Purchaser), such schedule setting forth the information set forth on Exhibit B with respect to each Mortgage Loan in the related Mortgage Loan Package.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  With respect to each Mortgage Loan that is not a Cooperative Loan, the Mortgagor’s real property or leasehold interest, including any improvements, securing repayment of the debt evidenced by a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a residential dwelling.  With respect to each Cooperative Loan, the Cooperative Shares allocated to a Cooperative Unit in the related Cooperative Corporation that were pledged to secure such Cooperative Loan and the related Proprietary Lease.

Mortgagor:  The obligor on a Mortgage Note.

Negative Amortization:  A gradual increase in the mortgage debt that occurs when the Monthly Payment is not sufficient for full application to both principal and interest.  The interest shortage is added to the unpaid principal balance to create “negative” amortization.

Non-Conventional Mortgage Loans:  The FHA Mortgage Loans and the VA Mortgage Loans.

OCC:  The Office of the Comptroller of the Currency.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Financial Officer, a Senior Vice President, an Executive Vice President, a First Vice President, a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

Option ARM Mortgage Loan:  An Adjustable Rate Mortgage Loan with an original term to maturity of not more than thirty (30) years and with respect to which the related borrower may choose a flexible payment option each month pursuant to the terms of the related Mortgage Note.

Originator:  With respect to any Mortgage Loan, the entity that (i) took the Mortgagor’s loan application, (ii) processed the Mortgagor’s loan application, or (iii) closed and/or funded such Mortgage Loan.

Periodic Interest Rate Cap:  As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

Person:  Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Prepayment Interest Shortfall:  As to any Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Remittance Date, the amount, if any, by which one month’s interest at the related Mortgage Loan Remittance Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Premium:  With respect to a Prepayment Premium Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the related Mortgage Loan Schedule.

Prepayment Premium Loan:  Each Mortgage Loan identified on the related Mortgage Loan Schedule with respect to which the Mortgagor must pay a Prepayment Premium in connection with a Principal Prepayment of all or a specific portion of the Mortgage Loan.

Prime Rate:  The prime rate as published in the Wall Street Journal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  The month preceding the month in which the related Remittance Date occurs.

Proprietary Lease:  With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Purchase Price:  The price specified in the related Memorandum of Sale and paid on the Closing Date by the Purchaser to the Company for the Mortgage Loans included in one or more Mortgage Loan Packages, as calculated and adjusted as set forth in the related Trade Confirmation.

Purchaser:  Bank of America, National Association, or its successor in interest or any successor or assignee to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof at the time at which the appraisal was made, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act and the regulations promulgated thereunder, all as in effect on the date of the appraisal.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within one hundred eighty (180) calendar days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Qualified Depository:  Either (i) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (ii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with any federal or state chartered depository institution or trust company, acting in its fiduciary capacity.  Eligible Accounts may bear interest.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Rating Agency:  Each of Fitch, Inc., Moody’s Investors Service, Inc., and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Recognition Agreement:  With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R.§§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of any month, beginning with the First Remittance Date.

REO Disposition:  The final sale by the Company of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price:  With respect to any Mortgage Loan for which discovery of or notice of breach occurs within twelve (12) months after the Closing Date, a price equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date on which such repurchase takes place multiplied by the purchase price percentage set forth in the related Memorandum of Sale plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, plus (iii) any unreimbursed Servicing Advances with respect to such Mortgage Loan, less (iv) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.  With respect to any Mortgage Loan for which discovery of or notice of breach occurs more than twelve (12) months after the Closing Date, a price equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date on which such repurchase takes place plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, plus (iii) any unreimbursed Servicing Advances with respect to such Mortgage Loan, less (iv) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

RESPA:  The Real Estate Settlement Procedures Act, as amended.

Second Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien on the Mortgaged Property.

Second Lien Mortgage Loan:  A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Security Agreement:  With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) other than Monthly Advances incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08 hereunder.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate:  With respect to each Mortgage Loan, the per annum rate specified for such Mortgage Loan set forth on the Mortgage Loan Schedule or if not specified thereon, in the Purchase Price and Terms Letter.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Company consisting of originals or copies, which may be imaged copies, of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement, the originals of which are delivered to the Custodian pursuant to Section 2.03.

Servicing Officer:  Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance:  As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received (except with respect to Option ARM Mortgage Loans, in which case, to the extent received), minus (ii) all amounts previously distributed to the

Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subservicer:  Any Person with which the Company has entered into a Subservicing Agreement, provided that such Person is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac.

Subservicing Agreement:  Any subservicing agreement between the Company and any Subservicer relating to servicing and/or administration of some or all of the Mortgage Loans included in a Mortgage Loan Package.

Tax Service Contract:  A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Trade Confirmation:  With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Company, in the form attached hereto as Exhibit C (including any exhibits, schedules and attachments thereto) or as shall be agreed upon by the parties from time to time, setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date.  A Trade Confirmation may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

Underwriting Guidelines:  The underwriting guidelines of the Company attached hereto as Exhibit F, as may be updated and incorporated into Exhibit F from time to time by providing such updates to the Purchaser.

VA:  The Department of Veterans Affairs, an agency of the United States of America, or any successor thereto, including the Administrator of Veterans Affairs.

VA Mortgage Loan:  A Mortgage Loan that has a LGC issued by the VA.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization Transaction.

ARTICLE II

AGREEMENT TO PURCHASE; CONVEYANCE OF MORTGAGE LOANS; PURCHASE PRICE; POSSESSION OF MORTGAGE FILES; MAINTENANCE OF

SERVICING FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS; CLOSING CONDITIONS

Section 2.01. Agreement to Purchase; Conveyance of Mortgage Loans; Purchase Price; Possession of Mortgage Files; Maintenance of Servicing Files.

(A)           Agreement to Purchase; Conveyance of Mortgage Loans

In exchange for the payment of the Purchase Price on the related Closing Date, the Company agrees to sell and the Purchaser agrees to purchase, without recourse, but subject to the terms of this Agreement, on a servicing retained basis, all of the right, title and interest of the Company in and to the Mortgage Loans in a Mortgage Loan Package having an aggregate Stated Principal Balance on the related Cut-off Date in an amount as set forth in the related Memorandum of Sale.  The Company shall deliver the Mortgage Loan Schedule for the Mortgage Loan Package to be purchased on the related Closing Date to the Purchaser at least five (5) Business Days prior to such Closing Date.  Pursuant to Section 2.03, the Company will deliver the Mortgage Loan Documents to the Custodian.  Notwithstanding any provision in this Agreement to the contrary, Mortgage Loans purchased under this Agreement may not be subject to any risk sharing agreement between the Originator and any mortgage insurance company, and the Company shall cause any Mortgage Loan subject to such arrangement to be released therefrom prior to the related Closing Date or shall not sell such Mortgage Loan to the Purchaser.

(B)           Purchase Price

The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in or otherwise calculated pursuant to the related Trade Confirmation (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date.  If so provided in the related Trade Confirmation, portions of the Mortgage Loans shall be priced separately.  In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at the Mortgage Interest Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive.  With respect to each Mortgage Loan (other than Option ARM Mortgage Loans) purchased, the Purchaser shall own and be entitled to receive:  (a) the principal portion of all Monthly Payments due (or received in the case of the Option ARM Mortgage Loans) after the applicable Cut-off Date and (b) all other payments and/or recoveries of principal collected on or after the applicable Cut-off Date (provided, however, that all scheduled payments of principal due on or before the applicable Cut-off Date and collected by the Servicer after the applicable Cut-off Date shall, except in the case of the Option ARM Mortgage Loans, belong to the Company) and (c) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date) and (4) all Prepayment Premiums.  The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected together with any unscheduled principal prepayments collected prior to the related Cut-off Date, provided, however, that payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date.  Such prepaid amounts (minus interest at the Servicing Fee Rate and any LPMI Fee Rate, if applicable) shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account for the benefit of the Purchaser.

(C)           Possession of Mortgage Files; Maintenance of Servicing Files

The contents of each Servicing File are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof as of the related Cut-off Date.  The Company shall take all necessary steps to ensure that the documents required to be included in the Servicing File are complete and shall maintain the Servicing File as required by this Agreement and Accepted Servicing Practices.  Possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only.  Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity.  The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03.

(D)           Home Mortgage Disclosure Act

The Company shall provide to the Purchaser all data and information (in form and substance reasonably acceptable to the Purchaser) required to be (a) reported by the Purchaser and (b) collected by the Originator or owner of mortgage loans under the Home Mortgage Disclosure Act.

Section 2.02. Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company, if applicable, shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements, tax returns and business records as a sale of assets by the Company.  The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser.  In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all Applicable Laws and requirements of Fannie Mae or Freddie Mac, if applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property and documentation evidencing insurance coverage and, with respect to conforming Mortgage Loans that are secured by condominium units, eligibility of any condominium project for approval by Fannie Mae or Freddie Mac.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof.  For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan.  The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans.  The Purchaser shall advise the Servicer of any such transfer.  Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.  If the Servicer receives notification of a transfer less than five (5) Business Days before the last calendar day of the month, the Servicer’s duties to remit and report as required by Article V shall begin with the next Due Period.

Section 2.03. Custodial Agreement; Delivery of Documents.

The Company will, with respect to each Mortgage Loan, deliver and release the Mortgage Loan Documents to the Custodian in accordance with the Delivery Requirements. In addition, in connection with the assignment of any MERS Designated Mortgage Loan, the Company agrees that within five (5) Business Days following each Closing Date it will cause, at its own expense, the MERS System to indicate that the related Mortgage Loans have been assigned by the Company to the Purchaser in accordance with the Delivery Requirements.  The Company further agrees that once the MERS system has been updated to reflect the assignment of the Mortgage Loans to the Purchaser in accordance with the foregoing sentence, it will not thereafter alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased by the Company in accordance with the terms of this Agreement.

The Custodian shall be required to certify its receipt of the Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement prior to the related Closing Date, as evidenced by the initial certification of the Custodian in the form annexed to the Custodial Agreement.  The Company shall be responsible for providing, at its own expense, the Assignments of Mortgage in blank to the Custodian, other than for MOM Mortgage Loans.  The Purchaser shall be responsible for the initial and on-going fees and expenses of the Custodian.

All recording fees and other costs associated with the recording of Assignments of Mortgage and other relevant documents to the Purchaser or its designee will be borne by the

Company; provided, however, that under no circumstances shall the Company be responsible for any costs, fees or expenses of recording more than one (1) Assignment of Mortgage or other relevant documents for any Mortgage Loan.  For Mortgage Loans not registered under the MERS System, if the Purchaser requests that the related Assignments of Mortgage be recorded, the Company shall cause such Assignments of Mortgage which were delivered in blank to be completed and to be recorded.  The Company shall be required to deliver such Assignments of Mortgage for recording within thirty (30) days of the date on which the Company is notified that recording will be required pursuant to this Section 2.03.  The Company shall furnish the Custodian with a copy of each Assignment of Mortgage submitted for recording.  In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Company shall promptly have a substitute Assignment of Mortgage prepared or have such defect cured, as the case may be, and thereafter cause such Assignment of Mortgage to be duly recorded.

Except as otherwise provided in this Section 2.03 and in Section 3.03, upon discovery or receipt of notice of any defective document required to be included in a Mortgage File, or that a document required to be in a Mortgage File is missing, the Company shall have ninety (90) calendar days to cure such defect or deliver such missing document to the Custodian.  Any document required to be included in a Mortgage File that is not executed as required or does not strictly comply with all legal requirements shall be deemed to be defective.  If the Company does not cure such defect or deliver such missing document within such time period, the Company shall repurchase such Mortgage Loan in accordance with Section 3.03.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within two hundred and forty (240) calendar days of its submission for recordation.

If the original or a copy certified by the appropriate recording office of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within two hundred and forty (240) calendar days following the related Closing Date, and if the Company does not cure such failure within thirty (30) calendar days after receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Company at a price and in the manner specified in Section 3.03.

In the event the public recording office is delayed in returning any original document, the Company shall deliver to the Custodian within two hundred and forty (240) calendar days following the related Closing Date, a copy of such document and an Officer’s Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Company will be required to deliver the document to the Custodian by the date specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.  However, if the Company cannot deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within three hundred and sixty (360) calendar days following the related Closing Date, the Company shall, at the option of the Purchaser, indemnify the Purchaser for expenses related to such failure or repurchase the related Mortgage Loan at the price and in the manner specified in Section 3.03.

In addition to any rights granted to the Purchaser hereunder to underwrite the Mortgage Loans and review the Mortgage Loan Documents prior to the Closing Date, the Purchaser shall be entitled to conduct a due diligence review of the Mortgage Files in accordance with the timetable and any additional terms and conditions set forth in the Trade Confirmation.  Such underwriting by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement.  The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s or any of its successors’ rights to demand repurchase or other relief or remedy provided for in this Agreement.

Section 2.04. Quality Control Procedures.

Each of the Company and the Servicer shall have an internal quality control program in writing that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions.  The program shall include evaluating and monitoring the overall quality of its underwriting, originating and administering activities, as applicable, in accordance with industry standards and Applicable Laws.  The Company and the Servicer shall make available upon reasonable request of the Purchaser information regarding its quality control program.

Section 2.05. Closing Conditions.

The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date.  The closing shall be either: by telephone, facsimile or other electronic communication, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties may agree.

The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

(a) with respect to the Purchaser’s obligations to close:

(i) the Company shall have delivered to the Purchaser and the Custodian the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis;

(ii) all of the representations and warranties of the Company and the Servicer under this Agreement shall be true and correct as of the related Closing Date (or such other date specified herein) in all material respects and no default shall have occurred hereunder which, with notice or the passage of time or both, would constitute an Event of Default hereunder;

(iii) the Purchaser and its counsel shall have received an opinion from the counsel to the Company and the Servicer, substantially in the form of Exhibit G attached hereto (with respect to the initial closing only);

(iv) the Purchaser shall have received from the Custodian an initial certification with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans, which certification shall be in form and substance acceptable to the Purchaser;

(v) the Purchaser shall have received copies (provided that original executed copies shall be delivered to the Purchaser within a reasonable time after the related Closing Date) of the related Memorandum of Sale, the related Trade Confirmation and a funding memorandum setting forth the Purchase Price(s), and the accrued interest thereon, for the Mortgage Loan Package, in each case duly executed on behalf of the Company and the Servicer, as applicable;

(vi) no Material Adverse Change with respect to the Company or the Servicer or Market Change Event shall have occurred since the date of the Trade Confirmation; and

(vii) all other terms and conditions of this Agreement, the related Memorandum of Sale and the related Trade Confirmation to be satisfied by the Company or the Servicer shall have been complied with in all material respects; and

(b) with respect to the Company’s obligations to close:

(i) the Company shall have received a copy of the initial certification of the Custodian with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

(ii) the Company has received copies (provided that original executed copies shall be delivered to the Purchaser within a reasonable time after the related Closing Date) of the related Memorandum of Sale, the related Trade Confirmation and a funding memorandum setting forth the Purchase Price(s), and accrued interest thereon, for the Mortgage Loan Package, in each case executed on behalf of the Purchaser; and

(iii) all terms and conditions of this Agreement, the related Memorandum of Sale and the related Trade Confirmation to be satisfied by the Purchaser shall have been complied with in all material respects.

Upon satisfaction of the foregoing conditions, the Purchaser shall pay to the Company on such Closing Date the Purchase Price for the related Mortgage Loan Package, including accrued interest pursuant to Section 2.01 of this Agreement.

Section 2.06. Costs.

The Purchaser shall pay any commissions due its salesmen, the Custodian, any and all costs incurred by the Purchaser, its employees or agents in connection with the due diligence evaluation of the Mortgage Loans, including but not limited to, the assessment of the credit, compliance or value of such Mortgage Loans, and the legal fees and expenses of its attorneys.  All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, if any, and fees and expenses of its attorneys, shall be paid by the Company or the Servicer, as applicable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01. Company Representations, Warranties and Covenants Regarding the Company.

Each of the Company and the Servicer hereby makes the representations, warranties and covenants set forth in Exhibit H hereto to the Purchaser as of the related Closing Date.

Section 3.02. Representations, Warranties and Covenants Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby makes the representations, warranties and covenants set forth in Exhibit I hereto to the Purchaser as of the related Closing Date.

Section 3.03. Repurchase and other Remedies.

It is understood and agreed that the representations and warranties set forth in the exhibits referred to in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  Upon discovery by either the Company, the Servicer or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser (or that materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such a breach shall give prompt written notice to the other.  Any such breach that causes a Mortgage Loan not be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Purchaser.  With respect to the representations and warranties set forth in the exhibits referred to in Sections 3.01 and 3.02 which are required by any Rating Agency in connection with any Securitization Transaction that are made to the best of the Company’s knowledge, if it is discovered that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser in such Mortgage Loan, the Purchaser shall be entitled to all the remedies to which it would be entitled for a breach of representation or warranty, including without limitation, the repurchase and indemnification requirements contained herein, notwithstanding the Company’s lack of knowledge with respect to the inaccuracy at the time the representation was made.

Within sixty (60) calendar days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser therein, the Company shall use its commercially reasonable efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within sixty (60) calendar days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans materially and adversely affected by such breach shall, at the Purchaser’s option, be repurchased by the Company at the Repurchase Price.  Notwithstanding any of the foregoing, if a breach would cause the Mortgage Loan to be other than a “qualified mortgage,” as defined in Section 860G(a)(3) of the Code, any such repurchase must occur within forty-five (45) calendar days from the date the breach was discovered unless such breach is cured during such period.  In addition, for purposes of this Section 3.03, any document required to be included in a Mortgage File or a Servicing File that is not executed as required or does not strictly comply with all legal requirements shall be deemed to materially and adversely affect the interests of the Purchaser.  Notwithstanding anything to the contrary herein, within sixty (60) calendar days of the earlier of either discovery by or notice to the Company of any breach of the representations or warranties set forth in subsections 2 and 3 of Exhibit I, the Company shall cure such breach or repurchase such Mortgage Loan at the Repurchase Price.

Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit within thirty (30) calendar days following the expiration of any applicable cure period in such account as the Purchaser shall identify to the Company of the amount of the Repurchase Price, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held by the Company for distribution to the Purchaser.

At the time of repurchase, the Purchaser and the Company shall arrange for the reassignment of the applicable Mortgage Loan to the Company and the delivery to the Company of the related Mortgage File previously delivered by the Company to the Purchaser or its designee.  In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place and amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement.

In addition to such repurchase obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties of the Company contained in Exhibits H and I of this Agreement.  It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.  For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties set forth in the exhibits referred to in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

Section 3.04. Payment Default; Exercise of Rescission Right.

If the related Mortgagor is thirty (30) calendar days or more delinquent with respect to any of the Mortgage Loan’s first three (3) Monthly Payments due after the related Closing Date or a debtor in any state or federal bankruptcy or insolvency proceeding filed within sixty (60) calendar days following the related Closing Date, the Company, at the Purchaser’s option, shall repurchase such Mortgage Loan from the Purchaser at the Repurchase Price within thirty (30) calendar days following receipt of notice to the Company.  In the event a Mortgagor exercises any right of rescission it may have with respect to the related Mortgage Loan that arises as a result of an act or omission by the Company or the Servicer prior to the related Closing Date, the Company shall repurchase such Mortgage Loan at the related Repurchase Price within thirty (30) calendar days of receiving notice of such Mortgagor’s intention to rescind the Mortgage Loan.

Section 3.05. Premium Recapture.

If any Mortgage Loan prepays in full within the first three (3) months following the related Closing Date, then (i) with respect to any such Mortgage Loan that does not provide for a Prepayment Premium, the Company will pay to the Purchaser the premium paid by the Purchaser in excess of par as set forth in the related Memorandum of Sale and (ii) with respect to any such Mortgage Loan that provides for a Prepayment Premium, the Company shall pay to the Purchaser such Prepayment Premium, plus the amount, if any, by which the purchase price premium in excess of par paid by the Purchaser exceeds the amount of such Prepayment Premium.  The Company shall remit the amounts payable under clauses (i) and (ii) above, for the benefit of the Purchaser or any assignee of the Purchaser, by wire transfer of immediately available funds no later than the thirtieth (30th) calendar day following the date the related prepayment is received by the Company or the Company is notified that the related prepayment has been received by the Servicer.

Section 3.06. Review of Mortgage Loans.

Prior to the related Closing Date or if specified in the related Trade Confirm, during the period from the Closing Date until the date thirty (30) calendar days after the related Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date with the results of such BPO reviews to be communicated to the Company for a period up to thirty

(30) calendar days after the related Closing Date.  In addition, the Purchaser shall have the right to reject or require repurchase of any Mortgage Loan which in the Purchaser’s sole determination (i) fails to conform to the Underwriting Guidelines, (ii) is underwritten without verification of the Mortgagor’s income and assets and there is no credit report or Credit Score, (iii) is not an acceptable credit risk, or (iv) the value of the Mortgaged Property pursuant to any BPO varies by more than plus or minus 15% from the lesser of (A) the original appraised value of the Mortgaged Property or (B) the purchase price of the Mortgaged Property as of the date of origination of the related Mortgage Loan.  At the Purchaser’s option, the Company shall repurchase any such rejected Mortgage Loan at the Repurchase Price within thirty (30) calendar days following receipt of notice from the Purchaser of the demand for repurchase of such Mortgage Loan.  Any rejected Mortgage Loan shall be removed from the terms of this Agreement.  The Company shall make available all files required by Purchaser in order to complete its review, including all CRA/HMDA required data fields.  To the extent that during the course of the Purchaser’s initial review, the Purchaser discovers that the Mortgage Loans do not otherwise meet Underwriting Guidelines or the terms of this Agreement, the Purchaser shall have the right to carry out additional due diligence reviews, which additional due diligence shall be at the expense of the Purchaser. Purchaser’s decision to increase its due diligence review or obtain additional BPO’s or other property evaluations is at its sole discretion.  The additional review may be for any reason including but not limited to credit quality, property valuations, and data integrity.  Any review performed by the Purchaser prior to the related Closing Date shall not limit the Purchaser’s rights or the Company’s obligations under this section.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01. Servicer.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Accepted Servicing Practices, applicable law and the terms of the Mortgage Notes and Mortgages.  In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone or through Subservicers, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, including, without limitation, the power and authority (1) to execute and deliver, on behalf of the Purchaser, customary consents or waivers and other instruments and documents, (2) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (3) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (4) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services.  The Servicer shall represent and protect the interests of the Purchaser in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 4.22.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

Section 4.02. Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine prudently to be in the best interest of the Purchaser, and (4) is consistent with any related PMI Policy.  Foreclosure or comparable proceedings shall be initiated within one hundred twenty (120) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments unless prevented by statutory limitations or states whose bankruptcy laws prohibit such actions within such timeframe.  The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector.  The cost for such inspection or review shall be borne by the Purchaser.  Upon completion of the inspection or review, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Servicer shall proceed with respect to the Mortgaged Property.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, and/or Insurance Proceeds, or if the Liquidation Proceeds and/or Insurance Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof.  In the event the Purchaser directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03. Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, in accordance with this Agreement and Accepted Servicing Practices, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments (if applicable) and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge with respect to a Mortgage Loan it services and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the related Cut-off Date.  In the event of any such arrangement, the Servicer shall make Monthly Advances on the related Mortgage Loan in accordance with the provisions of Section 5.03 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.  The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

Section 4.04. Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “American Home Mortgage Servicing, Inc., in trust for Bank of America, National Association and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - P & I.”  The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Servicer shall provide the Purchaser with written confirmation of the existence of such Custodial Account.  Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05.

The Servicer shall deposit in the Custodial Account within two (2) Business Days of Servicer’s receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date, or received by the Servicer prior to the related Cut-off Date but allocable to a period subsequent thereto:

(1) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Premiums paid by the Mortgagor or the Servicer pursuant to Section 4.22 of this Agreement);

(2) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(3) all Liquidation Proceeds;

(4) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(5) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(6) any amounts required to be deposited in the Custodial Account pursuant to Section 4.01, 5.01, 5.03, 6.01 or 6.02;

(7) any amounts payable in connection with the repurchase of or substitution for any Mortgage Loan pursuant to Section 3.03;

(8) with respect to each Principal Prepayment an amount (to be paid by the Servicer out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

(9) any amounts required to be deposited by the Servicer pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy; and

(10) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary income (other than Prepayment Premiums), to the extent permitted by Section 6.01, need not be deposited by the Servicer into the Custodial Account.  Any interest paid on funds deposited in the Custodial

Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05. The Servicer shall maintain adequate records with respect to all deposits and withdrawals made pursuant to this Section 4.04 and Section 4.05.  All funds required to be deposited in the Custodial Account shall be held in trust for the Purchaser until withdrawn in accordance with Section 4.05.

Section 4.05. Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(1) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(2) to reimburse itself for Monthly Advances of the Servicer’s funds made pursuant to Section 5.03, the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of Purchaser, except that, where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(3) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of Purchaser, except that where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.04 or 6.02, in which case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(4) to pay itself as part of its servicing compensation interest on funds deposited in the Custodial Account;

(5) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

(6) to pay any amount required to be paid pursuant to  Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(7) to remove funds inadvertently placed in the Custodial Account by the Servicer;

(8) to transfer funds to another Qualified Depository; and

(9) to clear and terminate the Custodial Account upon the termination of this Agreement.

On each Remittance Date, the Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Servicer is not obligated to remit on such Remittance Date.  The Servicer may use such withdrawn funds only for the purposes described in this Section 4.05.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account.

Section 4.06. Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “American Home Mortgage Servicing, Inc., in trust for Bank of America, National Association and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors - T & I.”  The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Servicer shall provide the Purchaser with written confirmation of the existence of such Escrow Account.  Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.07.

The Servicer shall deposit in the Escrow Account or Accounts within two (2) Business Days of Servicer’s receipt, and retain therein:

(1) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(2) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(1) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(2) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(3) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(4) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(5) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(6) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(7) to remove funds inadvertently placed in the Escrow Account by the Servicer; and

(8) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08. Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.

The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same of the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments, which advances shall constitute Servicing Advances hereunder; provided that the Servicer shall be required to so advance only to the extent that the Servicer, in its good faith judgment, believes the Servicing Advance to be recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise; provided further, that it is agreed that the Servicer will not be required to pay any such bills for ground rents, taxes, assessments, water rates and other charges if the Mortgage does not provide for Escrow Payments until such time that the Servicer receives notice that such amounts are delinquent or at which time the Servicer determines that such unpaid amounts could be considered delinquent, failure to pay any such amount could result in the imposition of late payment fees or penalties or a superior lien being imposed on the Mortgaged Property or otherwise impair the Purchaser’s interest in the Mortgaged Property.  The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 4.09. Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time; provided that the Servicer shall give written notice to the Purchaser of any proposed change of the location of either Account not later than ten (10) Business Days prior to any change thereof.

Section 4.10. Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to, with respect to Conventional Mortgage Loans, Fannie Mae or Freddie Mac and to prudent mortgage lending institutions, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.  If the Mortgaged Property is a condominium unit, it may be included under the coverage afforded by a blanket policy for the project.  In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Servicer shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the FEMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.  Any out-of-pocket expenses or advance made by the Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements, and shall continue to monitor the continued maintenance of such coverage.

In the event that the Purchaser or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard mortgagee clauses, without contribution, which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either an insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.  The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11. Maintenance of Mortgage Impairment Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (1) names the Servicer as loss payee, (2) provides coverage in an amount equal to the amount required pursuant to Section 4.10 without coinsurance, and (3) otherwise complies with Accepted Servicing Practices and all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10.  The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with prudent servicing practices.  Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor.  Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.

Section 4.12. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain, directly or indirectly through an Affiliate, with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”).  Any such Fidelity Bond shall be in the form of the Mortgage Banker’s Blanket Bond and the Fidelity Bond and Errors and Omissions Insurance Policy shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.03 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac.  Upon the request of the Purchaser, the

Servicer shall cause to be delivered to the Purchaser a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy.

Section 4.13. Inspections.

If any Mortgage Loan is more than forty-five (45) days delinquent and the Servicer has had no communication with the related Mortgagor during such period, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  The Servicer shall keep a written report of each such inspection.

Section 4.14. Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices.  For claims greater than $15,000, at a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(1) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(2) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(3) the Servicer shall verify that the Mortgage Loan is not in default; and

(4) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15. Maintenance of PMI Policy; Claims.

If a Mortgage Loan has original LTV of 80% or greater, the Servicer shall, without any cost to the Purchaser maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring the portion over 78% until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq.  In the event that such PMI Policy shall be terminated other than as required by law, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy.  If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the

Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the related Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Servicer under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16. Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Servicer shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale.  However, the Purchaser shall have the option to manage and operate the REO Property provided the Purchaser gives written notice of its intention to do so within sixty (60) days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure. The election by the Purchaser to manage the REO Property shall not constitute a termination of any rights of the Servicer pursuant to Section 11.02.

If the Purchaser does not elect to manage and operate the REO Property, the Servicer shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Purchaser.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Servicer determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer and Purchaser shall be entered into with respect to such purchase money mortgage.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Purchaser.  Notwithstanding any other provision in this Section, prior to the inclusion of the Mortgage Loan in a Securitization Transaction, no REO Property shall be sold for less than ninety percent (90%) of its Appraised Value without the prior consent of the Purchaser which consent shall be deemed to have been given if the Purchaser has not responded to a written request for consent delivered to the Purchaser pursuant to the provisions of Section 12.03 within ten (10) days of receipt by the Purchaser of request for consent.  The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03.  On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10.  The Servicer shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17. Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Servicer shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any

REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.  That statement shall be accompanied by such other information as the Purchaser shall reasonably request.  The Servicer’s obligation to furnish such report may be satisfied by delivery of the monthly remittance report pursuant to Section 5.02 hereof.

Section 4.18. Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Servicer pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.  The Servicer’s obligation to furnish such report may be satisfied by delivery of the monthly remittance report pursuant to Section 5.02 hereof.

Section 4.19. Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.  The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.  The Servicer’s obligation to furnish such report may be satisfied by delivery of the monthly remittance report pursuant to Section 5.02 hereof.

Section 4.20. Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments.  The Servicer shall promptly, upon written request, deliver to the Purchaser such notifications along with information regarding the applicable date of such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Purchaser that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 4.21. Modifications, Waivers, Amendments and Consents.

(a) Subject to this Section 4.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Purchaser.  All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Accepted Servicing Practices.

(b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver, forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

(i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

(ii) in the Servicer’s judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

(iii) otherwise constitutes a “significant modification” within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in each case, (A) such Mortgage Loan is ninety (90) days or more past due or (B) the Servicer delivers to the Purchaser an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation.  Subject to Accepted Servicing Practices, the Servicer may permit a forbearance for a Mortgage Loan which, in the Servicer’s judgment, is subject to imminent default.

(c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

(d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer’s discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

(e) The Servicer shall notify the Purchaser, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Purchaser (or, at the direction of the Purchaser, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Purchaser a copy thereof and (ii) shall deliver to the Purchaser such document, with evidence of notification upon receipt thereof from the public recording office.

(f) To the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a Subservicer to waive) a Prepayment Premium only under the following circumstances:  (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (ii) such waiver is required under state or federal law or (iii) the mortgage debt has been accelerated as a result of the Mortgagor’s default in making its Monthly Payments.  The Servicer shall not waive any Prepayment Premium unless it is waived in accordance with this Section 4.21(f).

The Servicer shall pay the amount of any Prepayment Premium (to the extent not collected and remitted to the Purchaser) to the Purchaser or its assignees if (1) the representation in Section 3.02(ggg) is breached and such breach materially and adversely affects the interests of the Purchaser or its assigns or (2) the Servicer waives any Prepayment Premium other than as permitted under this Section 4.21(f).  The Servicer shall pay the amount of such Prepayment Premium, for the benefit of the Purchaser or any assignee of the Purchaser, by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account.

Section 4.22. Disaster Recovery/Business Continuity Plan.

The Servicer shall establish and maintain contingency plans, recovery plans and proper risk controls to ensure Servicer’s continued performance under this Agreement.  The plans must be in place within thirty (30) calendar days after the Closing Date of this Agreement and shall include, but not be limited to, testing, control functions, accountability and corrective actions to be immediately implemented, if necessary.  The Servicer agrees to make copies or summaries of the plans available to the Purchaser or appropriate regulator upon request.

Section 4.23. Fair Credit Reporting Act.

(a) The Servicer shall furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on each Mortgagor’s credit files to Equifax, Experian, and Trans Union Credit Information Servicer (three of the credit repositories), on a monthly basis.

(b) The Servicer agrees to transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, the Servicer shall report one of the following statuses each month:  new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

(c) If applicable, the Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related Mortgagors and shall provide all required notices thereunder.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01. Remittances.

On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the

Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii); and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date,  which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the Remittance Date  on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 5.02. Statements to Purchaser.

No later than the tenth (10th) calendar day, or if such tenth (10th) calendar day is not a Business Day, the first Business Day following such tenth (10th) calendar day of each month, the Servicer shall furnish to the Purchaser or its designee an electronic file containing the information specified in, and in substantially the forms of, Exhibits K, L and M attached hereto.

Section 5.03. Monthly Advances by Servicer.

No later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the related Determination Date or which were deferred pursuant to Section 4.01.  Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date.  The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of:  (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency in connection with a securitization, the Servicer shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that any such obligation under this Section 5.03 shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan.  In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Purchaser with a certificate signed by one officer of the Servicer evidencing such determination.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01. Due-on-Sale Provision and Assumptions.

The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or that either a decision not to exercise the “due-on-sale” provision or a decision to permit an assumption of the Mortgage Loan is in the best interest of the Purchaser, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  If an assumption fee is collected by the Servicer for entering into an assumption agreement such fee will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser’s consent.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit-worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans.  If the credit-worthiness of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02. Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Purchaser on the next monthly remittance report delivered pursuant to Section 5.02 hereof, and shall request the release of any Mortgage Loan Documents.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price, plus any prepayment penalty or premium provided for in the terms of the Mortgage Note, if applicable, by deposit thereof in the Custodial Account within one Business Day of receipt of such demand by the Purchaser.  The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03. Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee.  The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid scheduled principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Prepayment Interest Shortfall for the related Principal Prepayment Period.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, late payment charges and other ancillary income (other than Prepayment Premiums) shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04. Annual Statement as to Compliance.

The Servicer shall deliver to the Purchaser, any Depositor and any Master Servicer, not later than the earlier of March 15 of each year (if such day is not a Business Day, the preceding Business Day), an Officer’s Certificate addressed to such parties, stating that (i) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement or similar agreements has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under, and complied fully with the provisions of, this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

Section 6.05. Annual Independent Public Accountants’ Servicing Report.

Not later than the earlier of March 15 of each year (if such day is not a Business Day, the next succeeding Business Day), the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has with respect to the Servicer’s overall servicing operations, examined such operations in accordance with the requirements of Section 9.05(a)(ii) of the Regulation AB Compliance Addendum.

Section 6.06. Right to Examine Records.

The Purchaser, or its designee, shall have the right to examine and audit any and all of the related books, records, or other information of the Company or the Servicer, whether held by the Company, the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.  The Purchaser shall pay its own travel expenses associated with such examination.

Section 6.07. Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860 (a) (2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VII

COMPANY TO COOPERATE

Section 7.01. Provision of Information.

During the term of this Agreement, the Servicer shall furnish to the Purchaser such periodic, special, or other reports or information as shall be necessary, reasonable, or appropriate, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein.  All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser’s expense.  All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.  Upon request from the Purchaser, the Company shall deliver no later than sixty (60) days after such request any Servicing File or document therein, or copies thereof, to the Purchaser at the direction of the Purchaser.  The Purchaser shall return any original Servicing File or document therein delivered pursuant to this Section no later than fifteen (15) days after receipt thereof. In the event that the Company fails to make delivery of the requested Servicing File or document therein, or copies thereof, as required under this Section, the Company shall repurchase, pursuant to Section 3.03 of this Agreement, the related Mortgage Loan within thirty (30) days of a request to do so by the Purchaser.

In addition, during the term of this Agreement, the Company shall provide to the OCC and to comparable regulatory authorities supervising the Purchaser or any of Purchaser’s assigns (including beneficial owners of securities issued in Securitizations backed by the Mortgage Loans) and the examiners and supervisory agents of the OCC and such other authorities, access to the documentation required by applicable regulations of the OCC and other authorities supervising the Purchaser or any of its assigns with respect to the Mortgage Loans.  Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Company.The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02. Cooperation with Third-party Service Providers.

The Servicer shall cooperate with the Purchaser in servicing the Mortgage Loans in accordance with the usual and customary requirements of any credit enhancement, risk management and other service providers and shall otherwise cooperate with the Purchaser in connection with such third-party service providers and the provision of third-party services; provided, however, that such requirements are reasonably acceptable to the Servicer and pose no greater risk, obligation or expense to the Servicer than otherwise set forth in this Agreement.  Any additional costs and/or expenses will be paid by the requesting party.

ARTICLE VIII

THE COMPANY

Section 8.01. Indemnification; Third Party Claims.

Each of the Company and the Servicer shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to its failure to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.  Each of the Company and the Servicer immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume the defense of any such claim and pay all reasonable and necessary expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.  The Purchaser promptly shall reimburse the Company or the Servicer, for all amounts advanced by it pursuant to this Section 8.01 except when the claim is in any way related to such party’s indemnification pursuant to Section 3.03, or the failure of the Company or the Servicer, as applicable, to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.  The provisions of this Section 8.01 shall survive termination of this Agreement.

Section 8.02. Merger or Consolidation.

For so long as the Servicer is servicing Mortgage Loans pursuant to this Agreement, the Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Each of the Company and the Servicer shall provide notice to the Purchaser immediately upon any merger, conversion or consolidation of it into any other entity or any sale of substantially all of its assets, or any material change in its executive management.  Any Person succeeding to the business of the Company or the Servicer shall be the successor of the Company or the Servicer, respectively, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than the net worth of the Company or the Servicer, as applicable, at the time the Company or the Servicer, as applicable, was approved by the Purchaser or in such amount that is otherwise acceptable to the Purchaser and (ii) who is a Fannie Mae/Freddie Mac-approved seller or servicer in good standing.  Furthermore, in the event the Company or the Servicer, as applicable, transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company or the Servicer, as applicable, such affiliate shall be fully liable to the Purchaser for all of the Company’s or Servicer’s, as applicable, obligations and liabilities hereunder.

Section 8.03. Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement.  The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action, unless any such costs result from a breach of the Company’s representations and warranties made herein or its failure to perform its obligations in compliance with this Agreement.

Section 8.04. Limitation on Assignment by Company.

The Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under Applicable Laws and such incapacity cannot be cured by the Company.  Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance reasonably acceptable to the Purchaser.  No such resignation shall become effective until a successor reasonably acceptable to the Purchaser shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE IX

RECONSTITUTION OF MORTGAGE LOANS AND COMPLIANCE WITH REGULATION AB

As to each Mortgage Loan, the Company and the Servicer each hereby agrees to comply with the provisions set forth in Exhibit J hereto, as such Exhibit J may be amended from time to time to reflect evolving interpretations of Reg AB in the reasonable good faith discretion of the Purchaser.

ARTICLE X

DEFAULT

Section 10.01. Events of Default.

Each of the following shall constitute an Event of Default:

(1) any failure by the Company or the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company or the Servicer, as applicable, by the Purchaser or, the Company or the Servicer, as applicable, first becomes aware of such failure; or

(2) failure by the Company or the Servicer duly to observe or perform in any material respect any other of its respective covenants or agreements set forth in this Agreement which continues unremedied beyond any applicable cure period, if any, specified herein; or

(3) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

(4) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company or the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(5) the Company or the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its assets; or

(6) the Company or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three (3) Business Days; or

(7) the Servicer ceases to meet the servicer eligibility qualifications of Fannie Mae or Freddie Mac; or

(8) failure by the Servicer to maintain with each Rating Agency a primary servicer rating with respect to the Servicer’s residential Alt A and subprime mortgage loan products no lower than an average rating for each respective Rating Agency; or

(9) the Company or the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04.

If the Company or the Servicer obtains knowledge of an Event of Default, it shall promptly notify the Purchaser.  In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company or the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company and the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01.  Upon written request from the Purchaser, the Servicer shall, at its expense, prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense.  The Company and the Servicer shall cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02. Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company or the Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01. Termination.

This Agreement shall terminate upon either:  (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.  The representations and warranties and indemnification provisions contained herein shall survive the termination of this Agreement.

Upon written request from the Purchaser in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company’s sole expense.  The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 11.02. Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder with respect to any Mortgage Loan Package, without cause as provided in this Section 11.02.  Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

In the event the servicing rights with respect to a Mortgage Loan Package are terminated pursuant to this Section 11.02, the Company shall be entitled to receive, as liquidated damages, upon the transfer of the servicing rights, an amount equal to the fair market value of such servicing rights based on the aggregate outstanding principal amount of the Mortgage Loans as of the termination date, plus all reasonable costs and expenses incurred by the Company in managing the transfer of the servicing.  The fair market value of the servicing rights shall be determined based on the average of three bids made by experienced evaluators unaffiliated to the Purchaser and the Company and chosen as follows:  one by the Purchaser, one by the Company and one by mutual agreement.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01. Successor to Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01(ii) or pursuant to Section 11.02, the Purchaser shall, (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Section 3.03, it being understood and agreed that the provisions of such Sections 3.01, 3.02, and 3.03 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (h), (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Unless the Company is terminated pursuant to Section 11.02, the Purchaser shall be entitled to be reimbursed from the Company for all costs associated with the transfer of servicing, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Purchaser to correct any errors or insufficiencies in the servicing data or otherwise to enable the Purchaser to service the Mortgage Loans properly and effectively.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02. Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE COMPANY, THE SERVICER AND THE PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, THE SERVICER OR THE PURCHASER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER TO ENTER INTO THIS AGREEMENT.

Section 12.03. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or delivered by overnight courier as follows:

(a)           if to the Company:

American Home Mortgage Corp.
538 Broadhollow Road
Melville, New York 11747
Attention:  Robert F. Johnson, Executive Vice President
Fax:  (866) 822-3246

E-mail:  bob.johnson@americanhm.com

with a copy of all legal notices to:

American Home Mortgage Corp.
538 Broadhollow Road
Melville, New York 11747
Attention:  Alan B. Horn, General Counsel

Fax:  (800) 209-7276

E-mail:  alan.horn@americanhm.com

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

(b)           if to the Purchaser:

Bank of America, National Association
Hearst Tower
NC1-027-21-04
214 North Tryon Street, 21st Floor
Charlotte, North Carolina  28255
Attention:  Managing Director
Telephone:  (704) 388-8708
Fax:  (704) 386-3215

with a copy to:

Bank of America, National Association
NC1-002-29-01
101 S. Tryon Street, 29th Floor
Charlotte, North Carolina  28255
Attention:  Eric S. Sadow
Telephone:  (704) 386-9041
Fax:  (704) 602-5796

or such other address as may hereafter be furnished to the Company and the Servicer in writing by the Purchaser;

(c)           if to the Servicer:

American Home Mortgage Servicing, Inc.
4600 Regent Blvd., Suite 200
Irving, Texas 75063
Attention:  David Friedman, Executive Vice President
Fax:  (866)841-2568

E-mail:  david.friedman@americanhm.com

with a copy of all legal notices to:

American Home Mortgage Servicing, Inc.

538 Broadhollow Road
Melville, New York 11747
Attention:  Alan B. Horn, General Counsel
Fax:  (800)209-7276

E-mail:  alan.horn@americanhm.com

or such other address as may hereafter be furnished to the Purchaser in writing by the Servicer;

Section 12.04. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.05. Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.06. Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Company, the Servicer and the Purchaser and the respective permitted successors and assigns of the Company and the Servicer, and the successors and assigns of the Purchaser.  After the Closing Date, this Agreement shall not be assigned, pledged or hypothecated by the Company or the Servicer to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion.  The Purchaser shall have the right, without the consent of the Company or the Servicer, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.  In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser’s obligations hereunder, each of the Company or the Servicer acknowledges and agrees to look solely to such assignee, and not the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Company or the Servicer with respect thereto.

Section 12.07. Solicitation of Mortgagor.

The Company agrees that, from and after the Closing Date, it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company’s behalf, to personally, by telephone or mail, solicit the borrower under any Mortgage Loan for the purpose of refinancing, in whole or in part.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by Company or any affiliate of the Company which are not specifically directed toward the borrowers under the Mortgage Loans, including, without limitation, mass mailings and newspaper, radio and television advertisements shall not constitute solicitation under this Section.  This Section 12.07 shall not be deemed to preclude the Company or the Servicer or any of their respective affiliates from soliciting any borrower under the Mortgage Loans for any other financial products or services.

Section 12.08. Further Agreements.

The Purchaser and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 12.09. Confidential Information.

(a) Each of the Purchaser, the Servicer and the Company hereby acknowledge that certain information including, without limitation, the Mortgage Loans, exchanged by them pursuant to this Agreement is confidential, sensitive, or proprietary in nature.  Either the Purchaser, the Servicer or the Company may also designate information as “Confidential” by written notice to the other party at the time of initial disclosure of such information.  Each of the Purchaser, the Servicer and the Company agrees that such “Confidential” information shall be used solely for the purpose of fulfilling the terms and conditions of this Agreement and shall be disclosed only to employees, agents, and representatives of the other party as is necessary for the performance of that party’s obligations under this Agreement.  Such employees, agents, and representatives shall use reasonable safeguards to maintain the confidentiality of such information and to prevent its disclosure to any person not authorized to receive such information.

(b) The term “Confidential Information” shall mean this Agreement and all proprietary information, data, trade secrets, business information and other information of any kind whatsoever that:  (a) a party hereto (“Discloser”) discloses, in writing, orally or visually, to the other party (“Recipient”) or to which Recipient obtains access in connection with the negotiation and performance of this Agreement, and which (b) relates to:  (i) a party hereto or its customers or (ii) third-party vendors or licensors who have made confidential or proprietary information available to a party hereto.  Confidential Information shall include Customer Information (as defined below).

(c) Each of the Company and the Servicer acknowledges that the Purchaser has a responsibility to its customers to keep information about its customers and their accounts (“Customer Information”) strictly confidential.  In addition to the other requirements set forth in this Section 9.09 regarding Confidential Information, Customer Information shall also be subject to the additional restrictions set forth in this Subsection.  The Company shall not disclose or use Customer Information other than to carry out the purposes for which such Customer Information has been disclosed to the Company.  The Company shall not disclose any Customer Information other than on a “need to know” basis and then only to:  (a) affiliates of the Purchaser; (b) its employees or officers; (c) affiliates of the Company provided that such affiliates shall be restricted in use and redisclosure of the Customer Information to the same extent as the Company; (d) to subcontractors provided that such subcontractors shall have entered into a confidentiality agreement no less restrictive than the terms hereof; (e) to independent contractors, agents, experts and consultants hired or engaged by the Purchaser, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; or (f) pursuant to the exceptions set forth in 15 U.S.C. § 6802(e) and accompanying regulations which disclosures are made in the ordinary course of business.  In addition, each party further agrees that any Customer Information transmitted electronically by either party must be encrypted.  The restrictions set forth herein shall apply during the term and after the termination of this Agreement.

(d) Each of the Purchaser and the Company, as the Recipient, hereby agrees on behalf of itself and its employees, officers, affiliates and subcontractors that Confidential Information will not be disclosed or made available to any person for any reason whatsoever, other than on a “need to know basis” and then only to:  (a) its employees and officers; (b) subcontractors and other third parties specifically permitted under this Agreement, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section 9.09; (c) independent contractors, agents, experts and consultants hired or engaged by the Purchaser, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section 9.09; and (d) as required by law or as otherwise permitted by this Agreement, either during the term of this Agreement or after the termination of this Agreement.  Prior to any disclosure of Confidential Information as required by law, the Recipient shall use its commercially reasonable efforts to:  (i) notify the Discloser of any, actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure immediately upon becoming so obligated, and (ii) cooperate with the Discloser’s reasonable, lawful efforts to resist, limit or delay disclosure.

(e) Upon the termination or expiration of this Agreement, the Recipient shall destroy or return, in its sole discretion, all Confidential Information, including Customer Information, in the possession of the Recipient or in the possession of any third party over which Recipient has or may exercise control to the extent such Confidential Information is not required for audit or record keeping purposes; provided that Customer Information which is also Customer Information of the Recipient shall not be required to be returned or destroyed.

(f) With the exception of the obligations related to Customer Information, the obligations of confidentiality in this Section 9.09 shall not apply to any information which either the Purchaser or the Company rightfully has in its possession when disclosed to it by the other party, information which either the Purchaser or the Company independently develops, information which is or becomes known to the public other than by breach of this Section 9.09 or information rightfully received by either the Purchaser or the Company from a third party without the obligation of confidentiality.

(g) Neither the Purchaser nor the Company shall issue any media releases, public announcements and public disclosures, relating to this Agreement or use the name or logo of the other party, including, without limitation, promotional or marketing material, or customer lists, but not including any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of such party.

Section 12.10. Information Security and Privacy.

(a) The Company acknowledges that the Purchaser is required to comply with the information security standards required by the Gramm-Leach-Bliley Act (15 U.S.C. 6801,

6805(b)(1)), as amended, and the regulations issued thereunder (12 C.F.R. Part 40) (collectively, the “GLB Act”) and with other statutory and regulatory requirements (collectively, “Privacy Laws”) as well as its internal information security program for information protection.  If applicable, the Company shall make commercially reasonable efforts to assist the Purchaser to so comply and to conform to its own policies for information protection with applicable Privacy Laws, as amended from time to time.  At the Purchaser’s request, the Company shall make commercially reasonable modifications to its information security program or to the procedures and practices thereunder to conform to the Purchaser’s security requirements as they exist from time to time.

(b) Within thirty (30) calendar days of the Purchaser’s written request, the Company shall deliver to the Purchaser’s information protection department a copy of its written information security program.  The program shall be designed to:

(i) Ensure the security, integrity and confidentiality of Confidential Information;

(ii) Protect against any anticipated threats or hazards to the security or integrity of such Confidential Information;

(iii) Protect against unauthorized access to or use of such Confidential Information that could result in substantial harm or inconvenience to the person that is the subject of such information; and

(iv) Ensure the proper disposal of such Confidential Information.

Section 12.11. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 12.12. Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 12.13. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 12.14. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 12.15. Trade Confirmation.

The terms and conditions set forth in the Trade Confirmation between the Purchaser, the Servicer and the Company with respect to each Closing Date shall be incorporated herein.  In the event of any conflict between the terms of this Agreement and the related Trade Confirmation, the Trade Confirmation shall control.

[Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION		AMERICAN HOME MORTGAGE CORP.
Purchaser		Company

By:	/s/ Bruce W. Good	By:	/s/ Alan B. Horn

Name:	Bruce W. Good	Name:	Alan B. Horn

Title:	Principal	Title:	Executive Vice President

AMERICAN HOME MORTGAGE SERVICING, INC.
Servicer

		By:	/s/ Alan B. Horn

		Name:	Alan B. Horn

		Title:	Executive Vice President

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be included in the Servicing File or delivered to the Purchaser or the Custodian pursuant to Sections 2.01, 2.02 and 2.03 of the Master Bulk Sale and Servicing Agreement to which this Exhibit is attached (the “Agreement”):

1.
(a) The original Mortgage Note endorsed “Pay to the order of _____________, without recourse” and signed in the name of the Company by an authorized officer (provided that, in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be substantially in the following form:  “[Company], successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be substantially in the following form:  “[Company], formerly known as [previous name]”).  The Mortgage Note must contain all necessary intervening endorsements showing a complete chain of endorsement from the Originator (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

(b) With respect to no more than 1% of the aggregate unpaid principal balance of the Mortgage Loans included in a Mortgage Loan Package as of the related Cut-off Date, a certified copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.

2.	The original of any guarantee executed in connection with the Mortgage Note (if any).

3.
The original Mortgage, with evidence of recording thereon, except as follows:  if in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage

EXHIBIT A - Page 1

or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

4.
The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, or, if the original of any such agreement with evidence of recording thereon has not been returned by the public recording office where such agreement has been delivered for recordation or such agreement has been lost or such public recording office retains the original recorded agreement, a photocopy of such agreement, certified by the Company or its agent to be a true and correct copy of the agreement delivered to the appropriate public recording office for recordation. The original recorded agreement or, in the case of a agreement where a public recording office retains the original recorded agreement or in the case where an agreement is lost after recordation in a public recording office, a copy of such agreement certified by such public recording office to be a true and complete copy of the original recorded agreement, will be promptly delivered to the Custodian upon receipt thereof by the Company.

5.
The Assignment of Mortgage to MERS for each Mortgage Loan (other than MOM Mortgage Loans), originals or certified true copies thereof sent for recordation with evidence of recording thereon, or if any such Assignment of Mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Assignment of Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded Assignment of Mortgage or a copy of such Assignment of Mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Assignment of Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an Assignment of Mortgage where a public recording office retains the original recorded Assignment of Mortgage or in the case where an Assignment of Mortgage is lost after recordation in a public recording office, a copy of such Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded Assignment of Mortgage.  If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “[Company], successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be made by “[Company], formerly know as [previous name].”  Subject to the foregoing and where permitted under Applicable Laws of the jurisdiction wherein the Mortgaged Property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage

EXHIBIT A - Page 2

Loans secured by the Mortgaged Properties located in the same county.  With respect to each Mortgage Loan (including MOM Mortgage Loans) the Company shall take all actions as are necessary to cause the Purchaser or its designee to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

6.
Originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening Assignment of Mortgage or in the case where an intervening Assignment of Mortgage is lost after recordation in a public recording office, a copy of such intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage.

7.
The original mortgagee policy of title insurance in the form required by the Agreement or, if the original lender’s title insurance policy has not been issued, the preliminary report or irrevocable binder or commitment to issue the same.

8.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

9.
For each Mortgage Loan which is secured by a residential long-term lease, if any, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation.

10.	With respect to the Non-Conventional Mortgage Loans, the MIC or LGC, as applicable, or any other evidence of FHA insurance coverage or VA guaranty, as the case may be.

EXHIBIT A - Page 3

11.	With respect to any Cooperative Loan, the applicable Cooperative Loan Documents.

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent required pursuant to the Underwriting Guidelines:

12.	The original PMI Policy or certificate of insurance, where required pursuant to the Agreement.

13.	The original hazard insurance policy and, if required by law, flood insurance policy.

14.	Fully executed residential loan application.

15.	Fully executed Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

16.	Verification of employment and income (if required pursuant to the Underwriting Guidelines).

17.	Verification of acceptable evidence of source and amount of down payment.

18.	Credit report on the Mortgagor.

19.	Residential appraisal report.

20.	Photograph of the Mortgaged Property.

21.	Survey of the Mortgaged Property, if required by the title company or Applicable Law.

22.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

23.	All fully executed required disclosure statements required by Applicable Laws.

24.	If applicable, termite report, structural engineer’s report, water potability and septic certification.

25.	Sales contract, if applicable.

26.
Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

27.	Amortization schedule, if available.

EXHIBIT A - Page 4

28.	Payment history for any Mortgage Loan that has been closed for more than ninety (90) calendar days.

29.	Fully executed power of attorney, if applicable.

In the event of a delay by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within two hundred and forty (240) calendar days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above.  An extension of the date specified in (iv) above may be requested form the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT A - Page 5

EXHIBIT B

MORTGAGE LOAN SCHEDULE

(1)           the Company’s Mortgage Loan number;

(2)           Mortgagor’s name (including any co-mortgagors);

(3)           the full street address, city, state and zip code of the Mortgaged Property and the mailing address if different than the street address;

(4)           a code indicating whether the loan was originated through a correspondent, retail, or wholesale channel;

(5)           the broker identification number;

(6)           the number of units for all Mortgaged Properties;

(7)           the number of bedrooms and rents by unit;

(8)           a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, an individual unit in a planned unit development or an individual condominium unit;

(9)           the current Mortgage Interest Rate as of the Cut-off Date;

(10)           the Mortgage Interest Rate as of the date of origination;

(11)           the current Monthly Payment;

(12)           the original term to maturity;

(13)           the scheduled maturity date;

(14)           the original principal amount of the Mortgage Loan and, with respect to Second Lien Mortgage Loans, the related First Lien;

(15)           the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal received on or before the Cut-off Date and with respect to Second Lien Mortgage Loans, the principal balance of the related First Lien as of the Cut-off Date, after deduction of payments received on or before the Cut-off Date;

(16)           the Loan-to-Value Ratio at origination;

(17)           a code indicating the Credit Scores of the Mortgagor at the time of origination and the source of such Credit Scores;

(18)           a code indicating the credit grade and specific loan/underwriting program of each Mortgage Loan as assigned by the Company;

EXHIBIT B - Page 1

(19)           a code indicating the name of the issuer of the PMI Policy, if any, and the certificate number and percentage coverage, if applicable;

(20)           the Appraised Value;

(21)           the Due Date, the Due Date on which the first Monthly Payment was due and the Due Date as of the Cut-off Date;

(22)           the last payment date on which a payment was applied;

(23)           a code indicating the documentation level (full, alternative, limited);

(24)           a code indicating loan purpose (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(25)           a code indicating whether the Mortgaged Property is owner-occupied or investor property;

(26)           a code indicating whether the Mortgagor is self-employed;

(27)           a code indicating the product type (e.g., 2/28, 3/27, 15-year fixed, 30-year fixed, 15/30 balloon, etc);

(28)           a code indicating whether the Mortgage Loan is subject to a Prepayment Premium;

(29)           the term of any Prepayment Premium;

(30)           the type and amount of any Prepayment Premium;

(31)           the Mortgagor’s debt to income ratio;

(32)           a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan;

(33)           with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(34)           with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date and, if different, the date on which the Monthly Payment is changed;

(35)           with respect to each Adjustable Rate Mortgage Loan, the lifetime maximum Mortgage Interest Rate;

(36)           with respect to each Adjustable Rate Mortgage Loan, the  lifetime minimum Mortgage Interest Rate;

(37)           with respect to each Adjustable Rate Mortgage Loan, the Periodic Interest Rate Cap;

EXHIBIT B - Page 2

(38)           with respect to each Adjustable Rate Mortgage Loan, the Index;

(39)           with respect to each Adjustable Rate Mortgage Loan, to the extent that such Mortgage Loan is an Interest-Only Mortgage Loan, the number of months/years whereby the scheduled payment payable by a Mortgagor under the related Mortgage Note on each Due Date includes only interest payments;

(40)           a code indicating whether the Mortgage Loan is an adjustable rate or fixed rate mortgage loan;

(41)           the name of the Originator or broker of the Mortgage Loan;

(42)           a code indicating whether such Mortgage is insured by the FHA or guaranteed by the VA;

(43)           with respect to any Non-Conventional Mortgage Loan, the related VA entitlement percentage or FHA case number, as applicable;

(44)           a code indicating whether the Mortgaged Property is subject to a First Lien or a Second Lien;

(45)           a code indicating whether the Mortgage Loan is a MERS Designated Mortgage Loan and the related MIN;

(46)           a code indicating the Appraisal type (e.g., Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or automated valuation model (“AVM”));

(47)           if the Appraisal Type in #46 above is an AVM, then a description of the AVM type;

(48)           a code indicating whether such Mortgage Loan is a Texas Refinance Loan;

(49)           the Mortgage type (Conventional, FHA, VA, FSA/RHS);

(50)           a code indicating the cash out purpose of the Mortgage Loan (purchase or refinance);

(51)           Mortgagor IRS data (ss#, certification date, 1098 exempt code);

(52)           the Cut-off Date with respect to the Mortgage Loan; and

(53)           a code indicating whether the Mortgage Loan is an Option ARM Mortgage Loan.

With respect to the Mortgage Loans in the aggregate in the related Mortgage Loan Package, the respective Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:

(1)           the number of Mortgage Loans;

EXHIBIT B - Page 3

(2)           the current aggregate outstanding principal balance of the Mortgage Loans;

(3)           the current weighted average Mortgage Interest Rate of the Mortgage Loans; and

(4)           the weighted average months to maturity of the Mortgage Loans.

EXHIBIT B - Page 4

EXHIBIT C

FORM OF TRADE CONFIRMATION

[Date]

American Home Mortgage Corp.
538 Broadhollow Road
Melville, New York 11747

Ladies and Gentlemen:

Bank of America, National Association (“BANA”) hereby confirms its agreement to purchase, and American Home Mortgage Corp. (“AHM”) hereby confirms its agreement to sell, on a mandatory delivery basis, certain [adjustable and fixed rate] first [and second] lien mortgage loans, on a servicing retained basis (the “Mortgage Loans”).  The Mortgage Loans have an aggregate unpaid principal balance as of [Cut-off Date] (the “Cut-off Date”) of approximately $[__________] (plus or minus 5%).  The purchase and sale of the Mortgage Loans will occur on [Closing Date] or such other date as shall be mutually agreed to by the parties (the “Closing Date”).  The terms and provisions of the agreement for the purchase and sale of the Mortgage Loans are as described below.

1.
Terms of this Commitment:  The Mortgage Loans are to be sold in a whole loan format on a servicing retained basis pursuant to the Master Bulk Sale and Servicing Agreement, dated as of June 1, 2007, by and among BANA, AHM and American Home Mortgage Servicing, Inc. (the “Servicer”), as may be amended by mutual agreement of the parties (the “Agreement”).  No later than five (5) Business Days before the Closing Date, the original Mortgage Notes properly endorsed and Assignments of Mortgage or deeds of trust shall be delivered to U.S. Bank National Association as custodian pursuant to the Custody Agreement, dated as of June 1, 2007 (the “Custodian”).  Upon receipt of certification from the Custodian, BANA shall remit the payment of the Purchase Price to AHM on the Closing Date as determined in paragraph 6 below.  Within a reasonable time period subsequent to the Closing Date, all Mortgages or deeds of trust, modifications, extension and/or assumption agreements, Assignments of Mortgage and title insurance policies with respect to each Mortgage Loan (such documents, along with the notes and assignments cited above, shall constitute the “Collateral Files”) shall be delivered to the Custodian.  The Custodian shall hold the Collateral Files for the benefit of BANA, its assignees or designees.

2.	Fail Cost and Pair-off Fee:

a.
Unless otherwise agreed by BANA and AHM, in the event that any of the Mortgage Loans are sold to BANA after [Closing Date], AHM shall pay BANA an amount equal to the difference between the Net WAC (as defined herein) on such Mortgage Loans and BANA’s internal cost of funds calculated in the good faith discretion of BANA, divided by 360,

EXHIBIT C - Page 1

times the number of days in the period commencing on [Closing Date plus one], to the subsequent closing date for such Mortgage Loans (such difference, the “Fail Cost”), which Fail Cost may be deducted by BANA from the purchase proceeds paid to AHM for such Mortgage Loans on such subsequent closing date.

b.
If the unpaid scheduled principal balance of Mortgage Loans delivered on the Closing Date (the “Settlement Amount”) is outside of the tolerance range specified in this letter agreement, and AHM has not agreed to deliver at a later time pursuant to paragraph 2(a) above, then a pair-off fee will be assessed against and paid by AHM, calculated by multiplying 4/32 times the amount outside of tolerance, provided, however, that if the Settlement Amount is outside of tolerance and the change in price between the committed price specified herein and the market price for comparable commitments on the Closing Date increases more than 4/32 due to market movement, then the pair-off fee assessed and paid shall be the amount outside of tolerance times the related change in price.

3.
Servicing of the Mortgage Loans: The Mortgage Loans will be serviced by the Servicer from the Closing Date in accordance with the terms of the Agreement.  All scheduled payments whether or not received, unless deemed non-recoverable by the Servicer, by AHM or the Servicer or either’s designee with respect to the Mortgage Loans after the Cut-off Date shall be remitted to BANA or its designee on the eighteenth (18th) day of each calendar month, however, if such day is not a Business Day, then on the immediately preceding Business Day.  In connection with any prepayments in full or curtailments, AHM shall contribute from its own funds, to the extent that such contributions do not exceed the Servicing Fee (as defined below), payable to BANA for such prior month, any shortfall in the interest component thereof such that one month's interest shall be deposited in the Custodial Account as defined in the Agreement, prior to the related Remittance Date.

The Servicer shall be entitled to a fee (the “Servicing Fee”) with respect to each Mortgage Loan, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) 0.[___]% (the “Servicing Fee Rate”) and (b) the outstanding principal balance of such Mortgage Loan.

4.
No Solicitation:  AHM hereby agrees that from and after the Closing Date, it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on its behalf, to personally, by telephone or mail, solicit the borrower under any Mortgage Loan for the purpose of refinancing, in whole or in part.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by AHM or any affiliate of AHM which are not specifically directed toward the borrowers under the Mortgage Loans, including, without limitation, mass mailings and newspaper, radio and television advertisements shall not constitute solicitation under this paragraph 4.  This paragraph 4 shall not be deemed to preclude AHM or the

EXHIBIT C - Page 2

Servicer or any of their respective affiliates from soliciting any borrower under the Mortgage Loans for any other financial products or services.

5.
Representations and Warranties Regarding the Mortgage Loans:  AHM and BANA will close this transaction under the terms of the Agreement and such other agreements as are customary in this type of transaction.

The Agreement will require that AHM repurchase each Mortgage Loan or substitute a like Mortgage Loan for each Mortgage Loan as to which a representation and warranty has been breached and is not cured, within the applicable cure period, and such breach materially and adversely affects the value of the Mortgage Loan or the interest of BANA in such Mortgage Loan.  The representations and warranties will survive over the life of each Mortgage Loan, notwithstanding any restrictive endorsement on a mortgage note or mortgage assignment, or the extent of any diligence conducted by BANA.  In addition, the Agreement, including all rights, remedies, representations and warranties thereunder, shall be assignable by BANA.

6.
Purchase Price: [Adjust as necessary] The Purchase Price for the Mortgage Loans shall be [____]% times the unpaid principal balance of the Mortgage Loans as of the Cut-off Date, plus accrued interest from the Cut-off Date to, but not including, the Closing Date at the net mortgage interest rate thereon.  The Mortgage Loans being purchased currently have a weighted average net mortgage interest rate of [_____]% (the “Net WAC”).  In the event the weighted average interest rate of the Mortgage Loans on the Closing Date differs from the Net WAC by five (5) basis points (0.05%) or less, the purchase price percentage shall be adjusted as follows:  for each basis point (0.01%) that the weighted average interest rate increases, the purchase price percentage shall increase by [____] basis points ([0.____]%); (ii) for each basis point (0.01%) that the weighted average mortgage interest rate decreases, the purchase price percentage shall decrease by [____] basis points ([0.____]%).  In the event the weighted average mortgage interest rate changes by more than five (5) basis points (0.05%), the Purchase Price shall be subject to renegotiation.

7.
Underwriting Review of the Mortgage Files:  All Mortgage Loans are acceptable for purchase.  BANA shall select and AHM shall make available to BANA or its designee all documents and instruments with respect to [___] percent ([___]%) of the Mortgage Loans (the “Mortgage Files”) for due diligence prior to the Closing Date.  BANA, at its expense, shall have the right to review the files and documents relating to such Mortgage Loans, to inspect, evaluate and appraise the real property securing each Mortgage Loan, to obtain appraisal re-certifications and to otherwise re-underwrite the Mortgage Loans.  It is also understood that BANA reserves the right to review additional Mortgage Loans at the expense of BANA should BANA deem such a review necessary.  All of the Mortgage Loans shall have been originated in substantial conformity to AHM’s underwriting guidelines.  Any Mortgage Loan purchased by BANA and not originated in conformity with such guidelines shall be repurchased at the request

EXHIBIT C - Page 3

of BANA in accordance with Section 3.03 of the Agreement.  Such underwriting shall not impair or diminish the rights of BANA or any assignee of BANA under the Agreement with respect to a breach of representation and warranty contained in the Agreement.

8.
Fees and Expenses: Except as provided herein, each party shall be responsible for payment of its own fees and expenses including, without limitation, attorneys’ fees incurred in connection with this transaction.

9.
Additional Information:  AHM shall deliver to BANA a complete data format file.  Such data file shall be delivered no later than three (3) Business Days before the Closing Date.  BANA will retain the right to sell the respective Mortgage Loans at a future date.  At such time that BANA, its successors and/or assigns sells all or a portion of the Mortgage Loans, AHM agrees to help and assist BANA and will service the Mortgage Loans in accordance with any subsequent pooling and servicing agreement.

10.	Trade Stipulations: Each Mortgage Loan shall comply with the trade stipulations attached hereto as Exhibit A.

11.
Consumer Personal Information:  BANA and AHM agree that they shall comply with all applicable laws and regulations regarding the privacy or security of all personal information about the Mortgagors that has been supplied in connection with the respective Mortgage Loans by or on behalf of the Mortgagors.

12.
Early Payment Default:  If the related Mortgagor is thirty (30) days or more delinquent with respect to any of the Mortgage Loan’s first three (3) Monthly Payments due after the related Closing Date or a debtor in any state or federal bankruptcy or insolvency proceeding filed within sixty (60) days following the related Closing Date, AHM, at BANA’s option, shall repurchase such Mortgage Loan from BANA within thirty (30) calendar days following receipt of notice to AHM at the Repurchase Price (as defined in the Agreement).  In the event a Mortgagor exercises any right of rescission it may have with respect to the related Mortgage Loan that arises as a result of an act or omission by AHM or the Servicer prior to the related Closing Date, AHM shall repurchase such Mortgage Loan at the related Repurchase Price within thirty (30) days of receiving notice of such Mortgagor’s intention to rescind the Mortgage Loan.

13.
Premium Recapture:  If any Mortgage Loan prepays in full within the first three (3) months following the related Closing Date, then (i) with respect to any such Mortgage Loan that does not provide for a Prepayment Premium, AHM will pay to BANA the premium paid by BANA in excess of par as set forth in the related Memorandum of Sale and (ii) with respect to any such Mortgage Loan that provides for a Prepayment Premium, AHM shall pay to BANA such Prepayment Premium, plus the amount, if any, by which the purchase price premium in excess of par paid by BANA exceeds the amount of such Prepayment Premium.  AHM

EXHIBIT C - Page 4

shall remit the amounts payable under clauses (i) and (ii) above, for the benefit of BANA or any assignee of BANA, by wire transfer of immediately available funds no later than the thirtieth (30th) Business Day following the date the related prepayment is received by AHM or AHM is notified that the related prepayment has been received by the Servicer.

14.
Reconstitutions.  AHM agrees to enter into additional documents, instruments or agreements any of which, in such form as is reasonably acceptable to AHM, as may be reasonably necessary to effect one or more Whole Loan Transfers or Securitization Transactions (each, a “Reconstitution”) of the Mortgage Loans, including without limitation documents which contain representations to BANA, the purchaser in such transaction and the applicable depositor, trustee and initial purchaser of the Securities in the Securitization (1) that AHM has serviced the Mortgage Loans in accordance with the terms of the Agreement, and otherwise complied with all covenants and obligations thereunder, and (2) that the Servicer has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans.  The parties also agree that the provisions of this paragraph 14 may be altered in a manner reasonably acceptable to AHM if necessary to effect a Securitization Transaction (including, but not limited to, any changes required (i) to satisfy Rating Agency requirements or (ii) to qualify for treatment as one or more real estate mortgage investment conduits).  AHM agrees to restate to BANA, the purchaser in such transaction, the applicable depositor and trustee the representations and warranties contained in Section 3.01 of the Agreement as of the closing date of the applicable sale or Securitization Transaction provided that such closing date occurs within six (6) months of the related Closing Date and the representations and warranties contained in Section 3.02 of the Agreement as of the related Closing Date.  In addition, AHM shall indemnify BANA, each affiliate of BANA participating in the Reconstitution and each Person who controls BANA or such affiliate, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses arising out of any material misstatements or omissions contained in any information provided to BANA and included in any disclosure statements distributed by BANA and/or its affiliates, provided that such information was provided by AHM specifically for inclusion in such disclosure statement; and provided, further, that BANA shall indemnify AHM, its successors and assigns and each Person who controls AHM, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses arising out of any material misstatements or omissions contained in all other information BANA may disclose in connection with the Securitization Transaction.  For purposes of the preceding sentence, “Purchaser” shall mean the Person then acting as Purchaser under the Agreement.

All reasonable out-of-pocket costs incurred by AHM, including without limitation reasonable attorney’s fees and accountant’s fees in connection with performing its obligations under this paragraph 14 with respect to a Securitization Transaction or otherwise shall be reimbursed by BANA upon demand therefor.

EXHIBIT C - Page 5

This letter agreement contains the entire agreement relating to the subject matter hereof between us and supersedes any prior oral or written agreement between us.  This letter agreement may only be amended by a written document signed by each of BANA, AHM and the Servicer.  This letter agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given them in the Agreement.  This letter agreement shall be kept confidential unless otherwise agreed to in writing by BANA,  AHM and the Servicer or otherwise required by law.

[Signature Page Follows]

EXHIBIT C - Page 6

Please confirm by signing and returning via facsimile, no later than [Date], to [___________] at [__________].

Very truly yours,

Bank of America, National Association

By:
Name:
Title:

Confirmed and agreed to:
American Home Mortgage Corp.

By:
Name:
Title:

Confirmed and agreed to:
American Home Mortgage Servicing, Inc.

By:
Name:
Title:

EXHIBIT C - Page 7

EXHIBIT A
TRADE STIPULATIONS

[Attached hereto]

EXHIBIT C - Page 8

EXHIBIT D

FORM OF MEMORANDUM OF SALE

CLOSING DATE:

This Memorandum of Sale (this “Memorandum”), dated as of the Closing Date referred to above, confirms the sale by American Home Mortgage Corp. (the “Company”) to Bank of America, National Association (the “Purchaser”), and the purchase by the Purchaser from the Company, of the first [and second] lien adjustable and fixed rate residential mortgage loans on a servicing retained basis described on the Mortgage Loan Schedule attached as Schedule I hereto (the “Mortgage Loans”), pursuant to the terms of the Master Bulk Sale and Servicing Agreement, dated as of June 1, 2007, by and among the Purchaser, the Company and American Home Mortgage Servicing, Inc. (the “Servicer”) (the “Agreement”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby bargain, sell, convey, assign and transfer to the Purchaser without recourse, except as provided in the Agreement, and on a servicing retained basis, all right, title and interest of the Company in and to each of the Mortgage Loans, together with all documents maintained as part of the related Mortgage Files, all Mortgaged Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date or otherwise, all payments of principal and interest received on the Mortgage Loans after the Cut-off Date, all other unscheduled collections collected in respect of the Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing, subject, however, to the rights of the Company under the Agreement.

The Company hereby acknowledges receipt of the Purchase Price with respect to the Mortgage Loans.

The Company has delivered to the Custodian prior to the date hereof the Mortgage Loan Documents with respect to each Mortgage Loan required to be delivered under the Agreement.

The Company hereby acknowledges its duties and obligations under the Agreement with respect to the Mortgage Loans.

Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Agreement.

EXHIBIT D - Page 1

IN WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Memorandum as of the Closing Date referred to above.

BANK OF AMERICA, NATIONAL ASSOCIATION, as Purchaser	AMERICAN HOME MORTGAGE CORP., as Company

By:	By:

Name:	Name:

Its:	Its:

EXHIBIT D - Page 2

EXHIBIT E

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

[DATE OF ASSIGNMENT]

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT dated ___________________, among _________________,  (“Assignor”), _________________,  (“Assignee”) and American Home Mortgage Corp. (the “Company”):

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           With respect to the Mortgage Loans listed on Exhibit A hereto, the Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Master Bulk Sale and Servicing Agreement (the “Master Bulk Sale and Servicing Agreement”), dated as of June 1, 2007, and the Memorandum of Sale dated [INSERT DATE] (together with the Master Bulk Sale and Servicing Agreement, the “Master Sale Agreement”), each by and among Bank of America, National Association (the “Purchaser”), the Company and American Home Mortgage Servicing, Inc. (the “Servicer”), and the Mortgage Loans delivered thereunder by the Company to the Assignor.

2.           The Assignor warrants and represents to, and covenants with, the Assignee that:

a.           The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.           The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Master Sale Agreement or the Mortgage Loans;

c.           The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Master Sale Agreement or the Mortgage Loans.  The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Master Sale Agreement or the Mortgage Loans; and

d.           Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “Securities Act”) or which would render the disposition of the

EXHIBIT E - Page 1

Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

3.           That Assignee warrants and represent to, and covenants with, the Assignor and the Company pursuant to Section 9.06 of the Master Sale Agreement that:

a.           The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Master Sale Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as purchaser thereunder;

b.           The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

c.           The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within sixty (60) calendar days of the sale;

d.           The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person.  In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D promulgated under the Securities Act;

e.           The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

f.           The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

g.           Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

h.           Either (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (“Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of,

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a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

i.           The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Master Sale Agreement is:

[NAME AND ADDRESS OF ASSIGNEE]
Attention:
Telephone:
Fax:

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Master Sale Agreement is:

For the account of [NAME OF ASSIGNEE]
A/C#:
ABA#:
Attn:
Taxpayer ID#:

4.           Accuracy of the Master Sale Agreement.

The Company and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit B are true, accurate and complete copies of the Master Sale Agreement and all amendments and modifications, if any, thereto and (ii) the Master Sale Agreement has not been amended or modified in any respect, except as set forth in this Agreement.  The Company represents and warrants that as of the date hereof, the representations and warranties referenced in Section 3.01 are true and correct as of the date hereof and the representations and warranties referenced in Section 3.02 of the Agreement were true and correct as of the related Closing Date.

5.           Recognition of Assignee.

From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records and the Company shall recognize the Assignee as the owner of the Mortgage Loans.  It is the intention of the Assignor, the Company and the Assignee that the Master Sale Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement be executed by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR] Assignor	[NAME OF ASSIGNEE] Assignee

By:	By:

Name:	Name:

Its:	Its:

AMERICAN HOME MORTGAGE CORP. Company	AMERICAN HOME MORTGAGE SERVICING, INC. Servicer

By:	By:

Name:	Name:

Its:	Its:

EXHIBIT E - Page 4

EXHIBIT F

UNDERWRITING GUIDELINES

[Attached hereto]

EXHIBIT F - Page 1

EXHIBIT G

FORM OF OPINION OF COUNSEL

[___________], [____]

Bank of America, National Association
Hearst Tower
NC1-027-21-04
214 North Tryon Street, 21st Floor
Charlotte, North Carolina 28255

Re:           American Home Mortgage Corp.

Ladies and Gentlemen:

I am special counsel for American Home Mortgage Corp., a [_______] corporation (the “Company”), with respect to certain matters in connection with the sale of Mortgage Loans pursuant to that certain Master Bulk Sale and Servicing Agreement by and between the Company, American Home Mortgage Servicing, Inc. and Bank of America, National Association, dated as of June 1, 2007 (the “Agreement”).  Capitalized terms not otherwise defined herein have the meanings given them in the Agreement.

In rendering the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the certificate of incorporation and by-laws of the Company, the Agreement and such corporate records, agreements or other instruments of the Company, and such certificates, records and other documents, agreements and instruments, as I have deemed necessary and proper as the basis for my opinions.  In connection with such examination, I have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to me as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity to executed original documents of all documents submitted to me in draft and the accuracy of the matters set forth in the documents we reviewed.  I have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto.  As to any facts material to such opinions that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company as I have deemed necessary and proper as the basis for my opinions, including, among other things, the representations and warranties in the Agreement.

Based upon the foregoing, I am of the opinion that:

EXHIBIT G - Page 1

1.           The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of New York.

2.           The Company has the power to engage in the transactions contemplated by the Agreement and all requisite power, authority and legal right to execute and deliver the Agreement, and to perform and observe the terms and conditions of the Agreement.

3.           Each person who, as an officer of the Company, signed (a) the Agreement, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale, servicing and securitization of the Mortgage Loans was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

4.           The Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement, enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

5.           The Company has been duly authorized to allow its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreement, and by original or facsimile signature in order to execute the endorsements of the Mortgage Notes and the Assignments of Mortgages, and the original or facsimile signature of the officer of the Company executing the endorsements of the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

6.           Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement, or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.           Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, will conflict with or result in a breach of or constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violate any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.           There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, would likely result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of

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the Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

9.           The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreement is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Agreement.

10.           The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser.

The Opinions expressed herein are limited to matters of federal and _______ law and do not purport to cover any matters as to which laws of any other jurisdiction are applicable.  Except as expressly provided herein, this opinion is being furnished to the addressees hereof solely for their benefit in connection with the transactions contemplated in the Agreement, and it is not to be used, circulated, quoted or otherwise referred to for any purpose without my express written consent.

Sincerely,
By:
[Name of Counsel]

Its:
[Special Counsel]

EXHIBIT G - Page 3

EXHIBIT H

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Each of the Company and the Servicer (except with respect to Subsections l and n) hereby represents, warrants and covenants that, as of the related Closing Date, or as of such date specifically provided herein:

(a)           Due Organization and Authority:  It is duly organized, validly existing and in good standing under the laws of the jurisdiction and has all licenses necessary to carry on its business as now being conducted, except where the failure to be so licensed or qualified would not result in a Material Adverse Change, and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted it, and in any event it is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; it has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of it, subject to bankruptcy, insolvency, moratorium and other principles of equity affecting the rights of creditors generally, whether considered in a proceeding at law or in equity; and all requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with its terms;

(b)           Ordinary Course of Business: The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of it and its affiliates, which are in the business of originating, acquiring, selling and servicing mortgage loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by it pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)           No Conflicts:  Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms or provisions of (i) its organizational documents or (ii) any agreement or instrument to which it is now a party or by which it is bound, except for such conflicts, breaches or defaults in the case which, individually or the aggregate, would not result in a Material Adverse Change, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)           Approvals:  The Company is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not

EXHIBIT H - Page 1

limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)           Reasonable Servicing Fee; Fair Consideration:  The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.  The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement shall constitute fair consideration and reasonably equivalent value for the Mortgage Loans;

(f)           Ability to Perform; Solvency:  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every one of its covenants contained in this Agreement.  The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent.  The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors;

(g)           No Litigation Pending:  There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)           No Consent Required:  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(i)           No Untrue Information:  None of the information set forth in the Mortgage Loan Schedule attached to the related Memorandum of Sale and the information contained in any related electronic data file delivered to the Purchaser by it, nor any statement, report or other document furnished or to be furnished by or on behalf of it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading;

(j)           No Brokers’ Fees:  It has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

EXHIBIT H - Page 2

(k)           Anti-Money Laundering Law Compliance:  It has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); it has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(l)           Securities Law Compliance:  Neither it nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act of 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(m)           MERS:  It is in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated Mortgage Loans.  On or within five (5) Business Days following the related Closing Date, the Company will transfer rights to the Purchaser on the MERS system with respect to each MERS Designated Mortgage Loan and will ensure that no Person is designated on the MERS system as Interim Funder for each MERS Designated Mortgage Loan;

(n)           Financial Statements:  It has delivered to the Purchaser financial statements as requested by the Purchaser.  All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Company and its affiliates, on a consolidated basis, and have been prepared in accordance with GAAP.  There has been no change in its business, operations, financial condition, properties or assets since the date of the Company’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(o)           Ability to Service:  It is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans; and

(p)           Compliance with the FACT Act:  As of the Closing Date, the sale or transfer of each Mortgage Loan by the Company complies with all applicable federal, state and local laws, rules and regulations governing such sale or transfer, including without limitation, the Fair and

EXHIBIT H - Page 3

Accurate Transactions Act (the “FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Company has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.

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EXHIBIT I

REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING
INDIVIDUAL MORTGAGE LOANS

The Company hereby represents, warrants, and covenants with respect to the Mortgage Loans that as of the related Closing Date for such Mortgage Loan:

1.           Representations, Warranties, and Covenants Regarding Individual Mortgage Loans:

(a)           Mortgage Loans as Described:  The information set forth in the Mortgage Loan Schedule annexed to the related Memorandum of Sale and the information contained on the related electronic data file delivered to the Purchaser is complete, true and correct;

(b)           Payments Current:  All payments required to be made prior to the related Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet thirty (30) days delinquent, have been made and credited.  No payment under any Mortgage Loan has been thirty (30) calendar days or more delinquent since the origination of such Mortgage Loan;

(c)           No Outstanding Charges:  All taxes, governmental assessments, insurance premiums, leasehold payments, ground rents, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for (i) payments in the nature of escrow payments and (ii) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)           Original Terms Unmodified:  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and maintain the lien priority of the Mortgage and which has been delivered to the Custodian.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and its terms are reflected on the Mortgage Loan Schedule and related electronic data file.  No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected on the related Mortgage Loan Schedule and related electronic data file;

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(e)           No Defenses:  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)           No Satisfaction of Mortgage:  The Mortgage has not been satisfied, canceled, subordinated (except with respect to the subordination of any Second Lien Mortgage Loan to the related first lien mortgage loans) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination (except with respect to the subordination of any Second Lien Mortgage Loan to the related First Lien) or rescission;

(g)           Validity of Mortgage Documents:  The Mortgage Note, the Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the Mortgagor enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other principles of equity affecting the rights of creditors generally, whether considered in the proceeding at law or in equity.  All parties to the Mortgage Note, the Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

(h)           Note as “Instrument”:  Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of Section 9-102(a)(65) of the Uniform Commercial Code in effect in the applicable jurisdiction;

(i)           No Fraud:  No fraud, error, omission, misrepresentation, negligence, or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company or the Mortgagor, any appraiser, any builder or any developer, any servicer or any other party involved in the solicitation or origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Purchaser, and there are no circumstances existing with respect to the Mortgage Loan which would permit the primary mortgage guaranty insurer to deny coverage under any insurance policy.  If a mortgage insurer fails to pay a claim submitted with respect to the related Mortgage Loan as a result of the mortgage insurer successfully asserting a defense based on fraud, then such failure to pay shall constitute a breach of this representation which materially and adversely affects the interests of the owner of the Mortgage Loan;

(j)           Compliance with Applicable Laws:  All requirements of any applicable federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including Uniform Consumer Credit Code laws), fair credit reporting, unfair collection practices, equal

EXHIBIT I - Page 2

credit opportunity or fair housing and disclosure laws applicable to the solicitation, origination, servicing and collection of the Mortgage Loan have been complied with, the Mortgagor received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and, if the Mortgage Loan is a refinanced Mortgage Loan, rescission materials required by applicable laws, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(k)           Location and Type of Mortgaged Property:  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, an individual unit in a planned unit development or a townhouse or a Cooperative Unit.  None of the Mortgaged Properties are manufactured homes, log homes, mobile homes, geodesic domes or other unique property types.  As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial or mixed-use purposes and, to the Company’s knowledge, since the date of such Appraisal, no portion of the Mortgaged Property has been used for commercial purposes.  No Mortgage Loan finances builder inventory.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac eligibility requirements or is located in a condominium or planned unit development project which has received Fannie Mae or Freddie Mac project approval and the representations and warranties required by Fannie Mae or Freddie Mac with respect to such condominium or planned unit development have been made and remain true and correct in all respects.  If the Mortgaged Property is next to another Mortgaged Property, such “row houses” do not, in the aggregate for all the Mortgage Loans in the Mortgage Loan Package, represent more than 1.0% of the aggregate principal balance of such Mortgage Loan Package;

(l)           Valid First or Second Lien:  The Mortgage is a valid, subsisting and enforceable first or, in the case of the Second Lien Mortgage Loans, second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(i)           the lien of current real property taxes and assessments not yet due and payable;

(ii)           covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the Originator of the Mortgage Loan and (i) referred to or otherwise considered in the Appraisal made for the Originator of the Mortgage Loan and (ii) which

EXHIBIT I - Page 3

do not adversely affect the Appraised Value of the Mortgaged Property set forth in such Appraisal;

(iii)           other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(iv)           the First Lien on the related Mortgaged Property, in the case of Second Lien Mortgage Loans;

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each first lien Mortgage Loan or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Company has full right to sell and assign the same to the Purchaser.  Except as indicated on the related Mortgage Loan Schedule with respect to first lien Mortgage Loans that are subject to a Second Lien Mortgage Loan, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.  With respect to any Cooperative Loan, the Security Agreement is a valid, subsisting and enforceable first priority security interest on the related Cooperative Shares securing the Mortgage Note, subject only to (a) liens of the related residential Cooperative Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Security Agreement.

(m)           Full Disbursement of Proceeds:  The proceeds of the Mortgage Loan have been fully disbursed or credited to or for the account of the Mortgagor, and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  Any and all requirements as to completion of any on-site or off-site improvements and any and all requirements as to disbursements of escrow funds for such improvements have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(n)           Consolidation of Future Advances:  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing  the consolidated principal amount is expressly insured as having first lien priority (or, in the case of a Second Lien Mortgage Loan, second lien priority) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title

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evidence acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the related Cut-off Date;

(o)           Ownership:  The Company is a sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage.  The Company has full right and authority under all governmental and regulatory bodies having jurisdiction over the Company, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Company shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan to the Purchaser and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

(p)           Origination/Doing Business:  The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  All parties which have had any legal interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and any qualification requirements of, with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and (2) either (A) organized under the laws of such state, (B) qualified or exempt from qualification to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

(q)           LTV, PMI Policy:  No Mortgage Loan has an LTV at origination in excess of 100%.  With respect to each Conventional Mortgage Loan with an LTV at origination in excess of 80% that is subject to a Primary Mortgage Insurance Policy, such Primary Mortgage Insurance Policy was issued by an insurer acceptable to Fannie Mae or Freddie Mac at the time of origination, which insures that portion of the Conventional Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae.  Each Non-Conventional Mortgage Loan with an LTV at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FHA or VA, as applicable, at the time of origination, which insures that portion of the Non-Conventional Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by FHA or VA, as applicable.  All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until the LTV of such Mortgage Loan is reduced to less than 80%.  The Mortgage Interest Rate for the Mortgage Loan does not include

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any such insurance premium.  No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser;

(r)           Title Insurance:  The Mortgage Loan is covered by an ALTA lender’s title insurance policy (which in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1 or equivalent) acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, issued by a title insurer acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i), (ii) and (iii), and with respect to each Second Lien Mortgage Loan, clause (iv), of Paragraph (l) of this Exhibit I, and with respect to Adjustable Rate Mortgage Loans against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender’s title insurance policy.  The Company, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the consummation of the purchase of the Mortgage Loans as contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.  In connection with the issuance of such lender’s title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(s)           No Defaults:  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration.  With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under the prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and (iv) either (A) the First Lien contains a provision that allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure, any default by payment in full or otherwise under the prior mortgage;

(t)           No Mechanics’ Liens:  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law

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could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(u)           Location of Improvements; No Encroachments:  Except as insured against by the title insurance policy referenced in Paragraph (r) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.  With respect to each Mortgage Loan that is covered by a Primary Insurance Policy, the improvement(s) located on or being part of the related Mortgaged Property were constructed in accordance with the specifications set forth in the original construction plans;

(v)           Payment Terms:  Except with respect to Interest-Only Mortgage Loans, payments commenced no more than sixty (60) calendar days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan.  The Mortgage Loans have an original term to maturity of not more than forty (40) years, with interest payable in arrears on the date specified on the related Mortgage Loan Schedule.  As to each Adjustable Rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan.  Except with respect to Option ARM Mortgage Loans, as to each Adjustable Rate Mortgage Loan that is not an Interest-Only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each Adjustable Rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date (with respect to Interest-Only Mortgage Loans, following the related Interest-Only Adjustment Date), the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan.  No Interest-Only Mortgage Loan has an interest only period in excess of ten (10) years.  Except with respect to Option ARM Mortgage Loans, no Mortgage Loan contains terms or provisions which would result in Negative Amortization. No Option ARM Mortgage Loan has an LTV at in excess of 115% (or 110% with respect to Option ARM Mortgage Loans with respect to which the related Mortgaged Property is located in the State of New York);

(w)           Balloon Payments, Graduated Payments or Contingent Interests:  With respect to any Mortgage Loan which is identified on the Mortgage Loan Schedule as a Balloon Mortgage Loan, the Mortgage Note is payable in Monthly Payments based on a fifteen (15) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, with a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Balloon Mortgage Loan and such final Monthly Payment shall not be due prior to 180 months following the origination of the Balloon Mortgage

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Loan.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(x)           Customary Provisions:  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption (other than under the Servicemembers Civil Relief Act) available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(y)           Occupancy of the Mortgaged Property:  As of the date of origination the Mortgaged Property was lawfully occupied under applicable law and the Mortgaged Property is lawfully occupied as of the Closing Date;

(z)           No Additional Collateral:  The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (l) above;

(aa)           Deeds of Trust:  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(bb)           Acceptable Investment:  There are no circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(cc)           Transfer of Mortgage Loans:  With respect to each Mortgage that is not recorded in the name of MERS or its designee, the Assignment of Mortgage, upon the insertion of the name of MERS as assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located;

(dd)           Mortgaged Property Undamaged:  The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, hurricane, flood, tornado, mold or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(ee)           Customary Servicing and Collection Practices; Escrow Deposits:  The origination, collection and servicing practices used by the Company with respect to each Mortgage Loan have been in accordance with Accepted Servicing Practices, all Applicable Laws and in accordance with the Mortgage Note, Mortgage and other loan documents and the collection and

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servicing practices used by the Servicer have been acceptable to Fannie Mae and Freddie Mac and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable.  The Company has reported the Mortgagor credit files, if any, to the three credit repositories in a timely manner.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  No escrow deposits or Escrow Payments or other charges or payments have been capitalized under the Mortgage Note;

(ff)           No Condemnation:  There is no proceeding pending or, to the best of the Company’s knowledge, threatened, for the total or partial condemnation of the related Mortgaged Property;

(gg)           The Appraisal:  The Mortgage File contains an Appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser and the Appraisal and appraiser both satisfy, with respect to the Conventional Mortgage Loans, the requirements of Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated, to the extent required in the Underwriting Guidelines with respect to mortgage loans of the same type as the Mortgage Loan.  If an automated valuation model (“AVM”) was used in lieu of a full Appraisal, such AVM was completed in accordance with the Underwriting Guidelines.

(hh)           Hazard Insurance:  All buildings on the Mortgaged Property are insured by an insurer acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac and to prudent mortgage lending institutions, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.  If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), then a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense,

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and to seek reimbursement therefor from the Mortgagor.  Each such insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the purchase of the Mortgage Loans as contemplated by this Agreement.  The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(ii)           No Impairment of Insurance Coverage:  No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation or other entity which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(jj)           Servicemembers Civil Relief Act:  The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested by or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or any similar state or local laws;

(kk)         No Construction Loans:  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(ll)           Underwriting:  Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines, which Underwriting Guidelines satisfy the standards of prudent mortgage lenders of the same type of mortgage loans as the Mortgage Loans in the secondary market.

(mm)       Mortgage Loan Documents:  The Mortgage Note and the Mortgage and all other documents in the related Mortgage File, with respect to the Conventional Mortgage Loans, are on Fannie Mae or Freddie Mac uniform instruments or are on forms acceptable to Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans are on forms acceptable to FHA or VA, as applicable.

(nn)         No Bankruptcy:  No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and, to the best of the Company’s knowledge, following the date of origination of the Mortgage Loan, the Mortgagor with respect to the Mortgage Loan was not a debtor in any state or federal bankruptcy or insolvency proceeding, and the Mortgaged Property has not been subject to any bankruptcy or foreclosure proceedings;

(oo)         Delivery of Mortgage Files:  The Mortgage Loan Documents for the related Mortgage Loans have been delivered to the Custodian, subject to the delivery requirements of this Agreement.  The Company is in possession of a complete Mortgage File for each Mortgage Loan, except for such documents the originals of which have been delivered to the Custodian,

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and all documents required to be included in the Mortgage File shall be complete, executed as required and in compliance with applicable law.  With respect to each Mortgage Loan for which a lost note affidavit has been delivered to the Custodian in place of the original Mortgage Note, the related Mortgage Note is no longer in existence, and, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Purchaser will not be affected by the absence of the original Mortgage Note;

(pp)          Interest Calculation:  Interest on each Mortgage Loan is calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months.  No Mortgage Loan provides for interest payable on a simple interest basis.  No Mortgage Loan provides for an increase in the related Mortgage Interest Rate upon the occurrence of a default under the terms of the related Mortgage Note;

(qq)          No Violation of Environmental Laws:  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.  There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(rr)           Conversion to Fixed Interest Rate:  No Adjustable Rate Mortgage Loan contains a provision permitting or requiring conversion to a Fixed Rate Mortgage Loan;

(ss)          The Mortgagor:  The Mortgagor is one or more natural persons and/or an Illinois land trust or a “living trust” and such “living trust” is in compliance with Fannie Mae or Freddie Mac guidelines.  In the event the Mortgagor is a trust, the trustee of such trust is a natural person and is a Mortgagor in his or her individual capacity.

(tt)           Texas Mortgage Loans:  As of the related date of origination, each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  If the Mortgage Loan was originated in Texas, it is not a cash-out refinancing;

(uu)          Homeownership and Equity Protection Act; No High Cost Loans:  As of the related date of origination, no Mortgage Loan is (a) covered by the Home Ownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost,” “threshold,” “covered,” “predatory,” “abusive,” “high risk home” or similarly defined loan, including refinance loans, under any other Applicable Law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), provided that any Mortgage Loan secured by a Mortgaged Property in Illinois characterized as a “threshold” loan shall not be a “high cost” loan unless it is characterized as “predatory” under applicable local law; the Company has implemented and conducted compliance procedures to determine if each Mortgage Loan is “high-cost” home loan under the Applicable Laws and performed a review of the disclosure provided to the related Mortgagor in accordance with such laws and the related

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Mortgage Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law or (c) a “High Cost Loan” or “Covered Loan,” as defined in the then current Standard & Poor’s LEVELS® Glossary Revised, Appendix E.  Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan;

(vv)           Due on Sale:  The Mortgage contains an enforceable provision, to the extent not prohibited by applicable law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(ww)          Adjustments:  All of the terms of the related Mortgage Note pertaining to interest adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(xx)            Leaseholds:  If the Mortgage Loan is secured by a leasehold estate:  (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (I) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; (J) the ground lease is assignable or transferable; (K) the ground lease does not provide for termination of the lease in the event of lessee’s default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (L) the ground lease permits the mortgaging of the related Mortgaged Property; (M) the ground lease protects the mortgagee’s interests in the event of a property condemnation; and (N) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located.

(yy)           Compliance with Anti-Money Laundering Laws:  No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

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(zz)           Refinanced Mortgage Loans:  No Mortgage Loan is a refinanced subsidized mortgage loan that contains terms more favorable to the related Mortgagor;

(aaa)         Prepayment Premiums:  All information on the Mortgage Loan Schedule and electronic data file delivered to the Purchaser regarding the Prepayment Premium is complete and accurate in all material respects and each Prepayment Premium is permissible and enforceable in accordance with its terms under applicable law subject to bankruptcy, insolvency, moratorium and other principles of equity affecting the rights of creditors generally, whether considered in a proceeding at law or in equity.  Prepayment Premiums on the Mortgage Loans are applicable to prepayments resulting from both refinancings and sales of the related Mortgaged Properties and the terms of such Prepayment Premiums do not provide for a waiver or release (i.e., “holidays”) during the term of the Prepayment Premium.  No Mortgage Loan provides for the payment of a Prepayment Premium beyond the three-year term following the origination of the Mortgage Loan.  With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Premium: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Premium in exchange for a monetary benefit, including, but not limited to, a rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the choice of another mortgage product that did not require payment of such a premium, (iii) the Prepayment Premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Company shall not impose such Prepayment Premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the Monthly Payments;

(bbb)        Credit Information:  As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Purchaser, the Company has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser;

(ccc)         No Litigation Pending:  There is no action, suit, proceeding or investigation pending, or to the Company’s  knowledge threatened, that is related to the Mortgage Loan and likely to affect materially and adversely the servicing of such Mortgage Loan;

(ddd)        Credit Scores:  Each Mortgagor has a non-zero Credit Score and unless otherwise agreed by the Purchaser, the Credit Score provided is not a NextGen Credit Score;

(eee)         No Arbitration Provisions:  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the related Mortgage Loan or the origination thereof;

(fff)           Second Lien Mortgage Loans:  With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder.  With respect to Second Lien Mortgage Loans, either (i) no consent for the Mortgage Loan is required by the holder of the

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related First Lien or (ii) such consent has been obtained and is contained in the related Mortgage File;

(ggg)           Down Payment:  The source of the down payment, if any,  with respect to each Mortgage Loan has been fully verified by the Originator as and if required pursuant to the Underwriting Guidelines;

(hhh)           No Adverse Selection:  No selection procedures were used by the Company that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company’s portfolio;

(iii)               Purchase Money Mortgage Loans:  With respect to each purchase money Mortgage Loan, the borrower’s assets were verified as part of the origination process;

(jjj)               FHA Mortgage Loans:  Each FHA Mortgage Loan was underwritten in accordance with FHA standards and is fully-insured by the FHA, which insurance is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the FHA insurance, and all prior transfers, if any, of the Mortgage Loan have been, and the transactions contemplated herein are, in compliance with the FHA regulations, and no circumstances exist with respect to the FHA Mortgage Loan which would permit the FHA to deny coverage under the FHA insurance;

(kkk)               VA Mortgage Loans:  Each VA Mortgage Loan was underwritten in accordance with VA standards and is guaranteed by the VA, which guaranty is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the VA guaranty (other than a potential valuation of the related Mortgaged Property), and all prior transfers, if any, of the Mortgage Loan have been, and the transactions contemplated herein are, in compliance with VA regulations, and no circumstances exist with respect to the VA Mortgage Loan which would permit the VA to deny coverage under the FHA guaranty.  No Mortgage Loan is a VA Vendee Loan, Title I Loan or Section 325 Loan;

(lll)               Buydown Loans:  With respect to each Buydown Loan:

(i)           On or before the date of origination of such Mortgage Loan, the Originator and the Mortgagor, or the Originator, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Originator Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan;

(ii)           The Mortgage and the Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgaged Property when calculating the LTV for

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purposes of this Agreement and, if the Buydown Funds were provided by the Originator and if required under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(iii)           The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the related Mortgage Loan; and

(iv)           As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae and Freddie Mac regarding buydown agreements;

(mmm)               Risk Sharing:  No Mortgage Loan is subject to any risk sharing agreement between the Originator and any mortgage title insurance company;

(nnn)                 Cooperative Loans:  With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Shares that are pledged as security for the Mortgage Loan are held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code); and

(ooo)                 Additional Representations: Each additional representation and warranty contained in the Trade Confirmation is true and correct.

2.           Fannie Mae Required Representations and Warranties:

(a)           Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide;

(b)           No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

(c)           Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(d)           No Mortgage Loan is a “High-Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).  No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(e)           No Mortgage Loan is a “High-Cost Home Loan” as defined in New York Banking Law 6-1;

(f)           No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

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(g)          No Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(h)          No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

(i)            No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(j)            No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(k)           No Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

(l)            No Mortgage Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

(m)          No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(n)           No Mortgage Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration;

(o)           No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the borrower’s application to such affiliate for underwriting consideration;

(p)           The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

(q)           With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the

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prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after October 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three (3) years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

(r)           No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(s)           All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.  Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

(t)           All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

(u)           The Company will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent thirty (30), sixty (60), ninety (90) days, etc.), foreclosed, or charged-off.

3.           Freddie Mac Required Representations and Warranties:

(a)           HOEPA:  No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

(b)           Mortgage Premises Located in Georgia:  There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia;

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(c)           Mortgage Premises Located in Georgia:  No Mortgage Loan was originated on or after October 1, 2002 and before March 7, 2003, which is governed by the Georgia Fair Lending Act;

(d)           No New Jersey High Cost Loans:  No Mortgage Loan is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(e)           Credit Insurance:  With respect to each Mortgage Loan, no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the mortgage loan;

(f)           Credit Reporting (past practice):  The Company has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(g)           Credit Reporting (future covenant):  The Company will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(h)           Qualified Mortgage for REMIC:  Each Mortgage Loan is a “qualified mortgage” under Section 860G(a)(3) of the Code and Treasury Regulation Section 1.860G-2(a)(1); and

(i)           No Arbitration Provision:  With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

(j)           Prepayment Premiums:  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity:  (a) prior to the mortgage loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction; (b) prior to the mortgage loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium; (c) the prepayment premium is adequately disclosed to the borrower pursuant to applicable state and federal law; (d) no subprime loan originated on or after October 1, 2002 underlying the Security will impose a prepayment premium for a term in excess of three years and any loans originated prior to such date, and any non-subprime loans, will not impose prepayment penalties in excess of five years; in each case unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the

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borrower was notified in writing of such reduction in prepayment period; and (e) notwithstanding any state or federal law to the contrary, the servicer shall not impose such prepayment premium in any instance when the mortgage loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower’s default.

(k)          No Steering:  With respect to the Mortgage Loans, no borrower was encouraged or required to select a mortgage loan product offered by the mortgage loan’s originator which is a higher cost product designed for less creditworthy borrowers, taking into account credit history and debt to income ratios for a lower cost credit product then offered by the mortgage loan’s originator or any affiliate of the mortgage loan’s originator.  If, at the time of  loan application, the borrower may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the mortgage loan’s originator, the mortgage loan’s originator referred the borrower’s application to such affiliate for underwriting consideration.

(l)           Borrower’s Ability to Repay:  The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely solely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  The methodology employed related objective criteria such as the borrower’s income, assets, and liabilities to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the borrower had the ability to make timely payments on the mortgage loan.

(m)         Points and Fees:  No borrower under a Mortgage Loan was charged “points and fees” in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such Mortgage Loan, whichever is greater.  For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the mortgage loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fees and charges, in total, do not exceed 0.25 percent of the loan amount.

(n)          Disclosure of Fees and Charges:  All points, fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each mortgage loan, have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

(o)          Selection Process:  The Mortgage Loan was selected from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in the Company’s portfolio at such Closing Date as to which the representations and warranties set forth in this Agreement could be made and such selection was not be made in a manner so as to affect adversely the interests of the Purchaser.  Unless otherwise agreed by the Purchaser, no Mortgage Loan has been excluded from any prior sale of mortgage loans by the Company to the Purchaser or any other third party

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mortgage loan purchaser for reasons relating to noncompliance with Underwriting Guidelines or applicable law;

(p)           Sale Treatment:  The transfer of the Mortgage Loans is reflected as a sale on the books and records of the Company;

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EXHIBIT J

RECONSTITUTION OF MORTGAGE LOANS AND
COMPLIANCE WITH REGULATION AB

Section 9.01           Certain Covenants of the Company and the Servicer.

Each of the Company and the Servicer shall cooperate with the Purchaser, if the Purchaser so requests by fifteen (15) calendar days’ advance written notice to the Company and the Servicer, in re-selling the Mortgage Loans in a Whole Loan Transfer or Pass-Through Transfer, which cooperation may include, (a) providing any information relating to the Mortgage Loans as is customary in Securitization Transactions, including the Underwriting Guidelines, reasonably necessary to assist in the preparation of any disclosure documents, (b) to restate the representations and warranties contained or referenced in Section 3.01 hereof as of the closing date of such Whole Loan Transfer or Securitization Transaction and to restate the representations and warranties contained or referenced in Section 3.02 hereof as of the Closing Date; provided, however, the Company may qualify and/or modify any such representations or warranties to reflect any facts or circumstances arising subsequent to the related Closing Date and (c) provide at the request of the Purchaser customary indemnifications contained in Securitization Transactions relating to disclosure provided by the Company for the express purposes of inclusion in the related offering documents for such Securitization Transaction.

Section 9.02           Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that one of the purposes of Article IX of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser and any Master Servicer to deliver to the Purchaser (including any  of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master

EXHIBIT J - Page 1

Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company any Third-Party Originator and the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company and the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Section 9.03           Additional Representations and Warranties of the Company.

The Company hereby represents to the Purchaser, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 8.04 that, except as disclosed in writing to the Purchaser, such Master Servicer or such Depositor prior to such date:  (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified in writing by the related Depositor of a type described in Item 1119 of Regulation AB.

If so requested by the Purchaser, any Master Servicer or any Depositor in writing on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 9.04, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in the first paragraph of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 9.04           Information to Be Provided by the Company and the Servicer.

In connection with any Securitization Transaction the Company shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and

EXHIBIT J - Page 2

such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c), (e) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)           If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(i) the originator’s form of organization;

(ii)
a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(iii)	a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company and each Third-Party Originator and each Subservicer; and

(iv)
a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1) the sponsor;

(2) the depositor;

(3) the issuing entity;

(4) any servicer;

EXHIBIT J - Page 3

(5) any trustee;

(6) any originator;

(7) any significant obligor;

(8) any enhancement or support provider; and

(9) any other material transaction party.

(b)           If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) any reasonably available Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) serviced by the Company or any Third Party Originator and originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty five (135) calendar days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

(b) If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified

EXHIBIT J - Page 4

public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c) If so requested by the Purchaser or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Reg AB Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(i)	the Reg AB Servicer’s form of organization;

(ii)
a description of how long the Reg AB Servicer has been servicing residential mortgage loans; a general discussion of the Reg AB Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Reg AB Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Reg AB Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Reg AB Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)
whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Reg AB Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)	the extent of outsourcing the Reg AB Servicer utilizes;

(3)
whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Reg AB Servicer as a servicer during

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the three-year period immediately preceding the related Securitization Transaction;

(4)
whether the Reg AB Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger as a result of any act of such Reg AB Servicer; and

(5)	such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(iii)
a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Reg AB Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(iv)
information regarding the Reg AB Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Reg AB Servicer could have a material adverse effect on the performance by the Reg AB Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

(v)
information regarding advances made by the Reg AB Servicer on the Mortgage Loans and the Reg AB Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Reg AB Servicer to the effect that the Reg AB Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(vi)	a description of the Reg AB Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(vii)
a description of the Reg AB Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(viii)	information as to how the Reg AB Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-

EXHIBIT J - Page 6

aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(ix)	a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Reg AB Servicer; and

(x)
a description of any affiliation or relationship between the Reg AB Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Reg AB Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)	the sponsor;
(2)	the depositor;
(3)	the issuing entity;
(4)	any servicer;
(5)	any trustee;
(6)	any originator;
(7)	any significant obligor;
(8)	any enhancement or support provider; and
(9)	any other material transaction party.

(d) If so requested by the Purchaser, any Master Servicer or any Depositor for the purpose of satisfying its reporting obligations under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (iv) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) [Reserved], (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(e) If so requested by the Purchaser or any Depositor, the Company shall provide such information reasonably available to the Company regarding the performance of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

(f) In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the

EXHIBIT J - Page 7

extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(1)
any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(2)	material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(3)
information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(g) If requested by the Purchaser, any Master Servicer or any Depositor, the Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement.

Section 9.05               Servicer Compliance Statement.

On or before March 15th of each calendar year, commencing in 2008, the Servicer shall deliver to the Purchaser, any Master Servicer and any Depositor a statement of compliance addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 9.06               Report on Assessment of Compliance and Attestation.

(a)	On or before March 15th of each calendar year, commencing in 2008, the Servicer shall:

(i)
deliver to the Purchaser, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately

EXHIBIT J - Page 8

preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit B hereto;

(ii)
deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)
cause each Subservicer, and each Subcontractor determined by the Servicer in its sole discretion pursuant to Section 9.07(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB to deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)
if requested by the Purchaser, any Master Servicer or any Depositor, deliver, and cause each Subservicer and Subcontractor described in clause (iii) to provide, to the Purchaser, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Servicer, in the form attached hereto as Exhibit A.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)
Each assessment of compliance provided by a Subservicer pursuant to Section 9.06(a)(iii) shall address each of the Servicing Criteria specified on Exhibit B hereto.  An assessment of compliance provided by a Subcontractor pursuant to Section 9.06(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 9.07.

Section 9.07               Use of Subservicers and Subcontractors.

EXHIBIT J - Page 9

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under the Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section.  The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under the Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.

(a)
It shall not be necessary for the Servicer to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer.  The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 9.03, 9.04( c), (e), (f) and (g), 9.05, 9.06 and 9.08 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 9.04(d) of this Agreement.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 9.05, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 9.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 9.06 as and when required to be delivered.

(b)
It shall not be necessary for the Servicer to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor.  The Servicer shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance reasonably satisfactory to the Purchaser, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 9.06 and 9.08 of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 9.06, in each case as and when required to be delivered.

EXHIBIT J - Page 10

Section 9.08               Indemnification: Remedies.

The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material in written or electronic form provided under this exhibit by or on behalf of the Company, or provided under this exhibit by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii) any breach by the Company of its obligations under this exhibit, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this exhibit including any failure by the Company to identify pursuant to Section 9.07(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii) any breach by the Company of a representation or warranty set forth in Section 8.03, to the extent that such breach is not cured by such closing date.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

EXHIBIT J - Page 11

In the case of any failure of performance described in clause (ii) of this Section, the Company shall promptly reimburse the Purchaser or any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(1)
Any material failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article IX, or any breach by the Company of a representation or warranty set forth in Section 9.03(a) or in a writing furnished pursuant to Section 9.03(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.03(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer (and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(2)
Any material failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 9.05 or 9.06, including any failure by the Company to identify pursuant to Section 9.07(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under

EXHIBIT J - Page 12

this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

Neither the Purchaser, any Master Servicer nor any Depositor shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(3)
The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 9.09               Third-Party Beneficiary.

For purposes of this exhibit and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

EXHIBIT J - Page 13

EXHIBIT A
FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among
[IDENTIFY PARTIES]

I, ________________________________, the _____________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Company on Exhibit B to Exhibit J to the Agreement (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

EXHIBIT J - Page 14

Date:

By:
Name:
Title:

EXHIBIT J - Page 15

EXHIBIT B
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”;

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

EXHIBIT J - Page 16

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1 (b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.   Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

EXHIBIT J - Page 17

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

EXHIBIT J - Page 18

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X if obligated under transaction documents

EXHIBIT J - Page 19

[NAME OF COMPANY]
[NAME OF SUBSERVICER]

Date:

By:
Name:
Title:

EXHIBIT J - Page 20

EXHIBIT K

LOAN LEVEL FORMAT FOR TAPE INPUT,
SERVICER PERIOD REPORTING

Standard  File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

EXHIBIT K - Page 1

Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

EXHIBIT K - Page 2

EXHIBIT L

REPORTING DATA FOR DEFAULTED LOANS

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY

EXHIBIT L - Page 1

OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

EXHIBIT L - Page 2

MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE			MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
ACTUAL_REO_START_DATE			MM/DD/YYYY
REO_SALES_PRICE			Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

EXHIBIT L - Page 3

Exhibit 2: Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

• ASUM-	Approved Assumption
• BAP-	Borrower Assistance Program
• CO-	Charge Off
• DIL-	Deed-in-Lieu
• FFA-	Formal Forbearance Agreement
• MOD-	Loan Modification
• PRE-	Pre-Sale
• SS-	Short Sale
• MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
• Mortgagor
• Tenant
• Unknown
• Vacant

The Property Condition field should show the last reported condition of the property as follows:
• Damaged
• Excellent
• Fair
• Gone
• Good
• Poor
• Special Hazard
• Unknown

EXHIBIT L - Page 4

Exhibit 2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

EXHIBIT L - Page 5

Exhibit 2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT L - Page 6

EXHIBIT M

Calculation of Realized Loss/Gain Form 332– Instruction Sheet
(a)           1.           The numbers on the form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.
Complete as applicable.  All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

13.	The total of lines 1 through 12.

(b)	Credits:

14-21.
Complete as applicable.  All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit.  If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.	The total of lines 14 through 21.

Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

(h) Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

M-1

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

WELLS FARGO BANK, N.A.

CALCULATION OF REALIZED LOSS/GAIN

Prepared by:	Date:
Phone:	Email Address:

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name:________________________________________________________

Property Address:________________________________________________________________

Liquidation and Acquisition Expenses:

(1) Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2) Interest accrued at Net Rate	(2)
(3) Accrued Servicing Fees	(3)
(4) Attorney's Fees	(4)
(5) Taxes	(5)
(6) Property Maintenance	(6)
(7) MI/Hazard Insurance Premiums	(7)
(8) Utility Expenses	(8)
(9) Appraisal/BPO	(9)
(10) Property Inspections	(10)
(11) FC Costs/Other Legal Expenses	(11)
(12) Other (itemize)	$(12)
Cash for Keys
HOA/Condo Fees

Total Expenses	$(13)
Credits:
(14) Escrow Balance	$(14)
(15) HIP Refund	(15)
(16) Rental Receipts	(16)
(17) Hazard Loss Proceeds	(17)
(18) Primary Mortgage Insurance Proceeds	(18)
(19) Pool Insurance Proceeds	(19)
(20) Proceeds from Sale of Acquired Property	(20)
(21) Other (itemize)	(21)

EXHIBIT M - Page 1

Total Credits	$(22)

Total Realized Loss (or Amount of Gain)	$(23)

EXHIBIT M - Page 2